Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

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In re	§	Chapter 11
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AUTOSEIS, INC., et al.,1	§	Case No. 14-20130
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Debtors.	§	Jointly Administered
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FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF GLOBAL GEOPHYSICAL SERVICES, INC. AND ITS DEBTOR AFFILIATES, AS REFORMED

Global Geophysical Services, Inc. (“GGS” or the “Company”) and its debtor affiliates, as debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), proposed and filed the Second Amended Joint Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed [Dkt. No. 751] (including the Plan Supplement (as defined below) and all other exhibits and schedules thereto, as has been or may be amended, supplement or modified from time to time in accordance with its terms, the “Plan”)2 dated October 31, 2014, and filed with the Court on November 3, 2014, a copy of which is annexed hereto as Exhibit A, and those certain supplements to the Plan, dated and filed with the Court on December 2, 2014 (as the documents contained therein have been or may be further amended or supplemented, the “Plan Supplement”); and the Court on October 15, 2014 having entered the Order Approving Debtors’ Motion for (A) Authority to Enter Into Backstop Conversion Commitment Agreement and (B) To Approve (i) the Bidding Procedures Contained

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1 The Debtors in these chapter 11 cases are:  Autoseis, Inc. (5224); Global Geophysical Services, Inc. (4281); Global Geophysical EAME, Inc. (2130); GGS International Holdings, Inc. (2420); Accrete Monitoring, Inc. (2256); and Autoseis Development Company (9066).
2 Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Confirmation Order.

Therein, and (ii) Payment of Related Fees and Expenses [Dkt No. 663] (the “Backstop Conversion Commitment Order” and the underlying motion, the “Backstop Conversion Commitment Motion”); and the Court on October 15, 2014 having entered the Order (A) Approving Procedures for the Rights Offering and (B) Authorizing the Debtors to Conduct the Rights Offering in Connection with the Plan [Dkt No. 664] (the “Rights Offering Order” and the underlying motion, the “Rights Offering Motion”); and the Court on October 30, 2014 having entered the Order (A) Approving Disclosure Statement; (B) Fixing Voting Record Date; (C) Approving Solicitation Materials and Procedures for Distribution Thereof; (D) Approving Forms of Ballots and Establishing Procedures for Voting on the Plan; (E) Scheduling Hearing and Establishing Notice and Procedures for Filing Objections to (I) Confirmation of the Plan, and (II) Proposed Cure Amounts Related to Contracts Assumed; (F) Authorizing Amendments to the Plan and Disclosure Statement and Shortening Notice in the Event of an Alternative Transaction and (G) Granting Related Relief [Dkt No. 732] (the “Disclosure Statement Order” and the underlying motion, the “Disclosure Statement Motion”), which, among other things, approved for solicitation the Second Amended Disclosure Statement for the Joint Chapter 11 Plan of Reorganization, as Reformed (including all other exhibits and schedules thereto, as amended, supplement or modified from time to time in accordance with its terms, the “Disclosure Statement”) and certain procedures for soliciting votes to accept or reject the Plan (the “Solicitation Procedures”); and the Court on November 21, 2014 having entered the Agreed Order and Stipulation Extending Certain Confirmation-Related Deadlines and Hearing Date [Dkt No. 801] (the “Confirmation and Voting Extension Order”), which, among other things, rescheduled the hearing to consider confirmation of the Plan for December 19, 2014 at 9:00 a.m. (Central time) in Corpus Christi, Texas (as has been further extended or adjourned from time to time, the “Confirmation Hearing”); and the Debtors having filed the Notice of Adjournment of Confirmation Hearing [Dkt. No. 918], which adjourned the Confirmation Hearing to a date to be determined; and the Debtors having filed the Notice Regarding Scheduling the Confirmation Hearing [Dkt. No. 951], which provided that the Debtors would file and serve notice of the Confirmation Hearing not less than five (5) days before the Confirmation Hearing is scheduled to occur; and the Debtors having filed the Notice of Confirmation Hearing [Dkt. No. 959], which rescheduled the Confirmation Hearing for February 6, 2015 at 9:00 a.m. (Central time); and the Debtors having filed additional notices from time to time in advance of the Confirmation Hearing; and the Plan, Disclosure Statement and appropriate ballots for voting on the Plan (the “Ballots”), in the forms approved by the Disclosure Statement Order, having been duly transmitted to Holders of Claims entitled to vote on the Plan, namely, Classes 3A, 3B-3H, 4A, 4B and 5; and the Court having considered the Affidavits of Service filed of record in these Chapter 11 Cases, including the Affidavit of Service of Solicitation Materials of Prime Clerk LLC [Dkt. No. 779] the Debtors’ notice, claims, and subscription agent; and the Court having conducted the Confirmation Hearing starting on February 6, 2015; and the Court having considered each of (i) the Confirmation Direct Testimony Declarations;3 (ii) the Declaration of Christina Pullo of Prime Clerk, LLC Regarding the Solicitation of Votes and Tabulation of Ballots In Respect of the Second Amended Joint Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed and Results of the Debtors’ Rights Offering

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3 The Confirmation Direct Testimony Declarations are: (a) Declaration of Jonathan Goulding in Support of Confirmation of the Second Amended Joint Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed Under Chapter 11 of the Bankruptcy Code (the “Goulding Declaration”) [Dkt. No. 975]; (b) Declaration of Sean Gore in Support of Confirmation of the Second Amended Joint Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed (the “Gore Declaration”)  [Dkt.  No. 971]; (c) Declaration of Anthony Caluori  in Support of Confirmation of Second Amended Joint Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed (the “Caluori Declaration”) [Dkt. No. 973] and (d) all other declarations and proffers of sworn testimony admitted into evidence at the Confirmation Hearing.

[Dkt No. 972] (the “Voting and Rights Offering Declaration”), each as admitted into evidence at the Confirmation Hearing; (iii) the objections, to the extent not withdrawn or resolved, and the declarations filed in opposition to confirmation of the Plan, and (iv) the arguments of counsel, testimony and evidence presented at the Confirmation Hearing; and the Court being familiar with the Plan, the Disclosure Statement and other relevant factors affecting these Chapter 11 Cases; and the Court having taken judicial notice of the entire docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases; and the Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for filing objections to confirmation of the Plan in accordance with the Disclosure Statement Order and the Confirmation and Voting Extension Order, title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Bankruptcy Local Rules for the Southern District of Texas (the “Local Rules”), and all other applicable laws, rules, and regulations, in each case as established by the affidavits of service, mailing, and/or publication filed with this Court prior to the Confirmation Hearing (collectively, the “Notice Affidavits”); and the Court having heard the statements and arguments made by counsel in respect of confirmation of the Plan; and the Court having considered any and all objections to the Plan and its confirmation, and all such objections being consensually resolved or withdrawn, or overruled on the merits; and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing, and after due deliberation thereon and good and sufficient cause appearing therefor,

I.    FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND, DETERMINED, AND CONCLUDED THAT:

A.  Findings and Conclusions.  The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
B.  Jurisdiction, Venue and Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)).  The Court has jurisdiction over this matter and these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Approval of the Plan and matters provided in, implemented under or in connection with the Plan are core proceedings pursuant to 28 U.S.C. §§ 157(b). This Court has jurisdiction to enter a final order with respect thereto, and this Court’s exercise of such jurisdiction is constitutional in all respects. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are proper debtors under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.
C.  Chapter 11 Petitions. On March 25, 2014 (the “Petition Date”), each Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code in this Court (the “Chapter 11 Cases”). The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. A statutory committee of unsecured creditors (the “Committee”) has been appointed pursuant to section 1102 of the Bankruptcy Code. In accordance with an order of this Court, the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D.  Judicial Notice.  The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including4 all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.
E.  Objections Overruled.  All parties have had a full and fair opportunity to litigate all issues raised by objections to confirmation of the Plan. Except as otherwise provided in this Confirmation Order, all unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Solicitation Procedures, the Disclosure Statement, or the confirmation of the Plan, are OVERRULED on the merits.
F.  Burden of Proof.  The Debtors have met their burden of proving all applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard.  Each Debtor has met such burden.
G.  Voting Classes.  The Classes of Claims entitled to vote to accept or reject the Plan (the “Voting Classes”) were as follows:

Class	Designation
3D-3H	Secured Capital Lease Claims
4A	Financial Claims (Eligible Participants and Investors)
4B	Financial Claims (other than Eligible Participants and Investors)
5	Trade Claims

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4 For avoidance of doubt, as used in this Confirmation Order, the word “including” means “including, without limitation.”

H.  Class 3A Secured Amegy Claim.  Class 3A, the Secured Claim of Amegy Bank, N.A., was originally an Impaired Voting Class at the time the Plan was filed, but the Debtors, with the consent of Amegy, have modified the treatment of Amegy’s Claim, in the manner as set forth in paragraph 62 hereof, to provide that to the extent Amegy holds a secured claim, it will be reinstated and rendered Unimpaired.  With this modification, Class 3A is no longer entitled to vote on the Plan and is deemed to accept the Plan.
I.  Class 3B Secured Capital Lease Claim of Cal First.  Class 3B, the Secured Claim of Cal First, was originally an Impaired Voting Class at the time the Plan was filed, but, prior to the Voting Deadline, was paid in full in the ordinary course by normal payments under its equipment lease.  Having been paid in full, Class 3B is no longer entitled to vote on the Plan and is deemed to accept the Plan.
J.  Class 3C Secured Capital Lease Claim of Kubota.  The Holder of the Secured Kubota Claim in Class 3C, an Impaired Voting Class at the time the Plan was filed, did not vote to accept or reject the Plan.  The Debtors have elected to amend the Plan to reinstate and render Unimpaired the Allowed Class 3 Secured Kubota Claim in accordance with section 1124 of the Bankruptcy Code.  Class 3C is no longer entitled to vote on the Plan and is deemed to accept the Plan.

K.  Plan Solicitation.  Commencing on November 4, 2014, the Debtors, through their solicitation, ballot and subscription agent, Prime Clerk, LLC (“Prime Clerk”), caused the Plan (excluding the Plan Supplement), the Disclosure Statement and Disclosure Statement Order, the applicable Ballots, and the applicable notices (collectively, the “Solicitation Packages”) to be transmitted and served in compliance with sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Rules, the Disclosure Statement Order, all other applicable provisions of the Bankruptcy Code, the Securities Act and all other applicable rules, laws and regulations applicable to such solicitation.  See Affidavit of Service of Solicitation Materials of Christina Pullo [Dkt. No. 779]; Affidavit of Service of Jamar Vines [Dkt. No. 791]; Affidavit of Service of Jamar Vines [Dkt. No. 817].  The Solicitation Packages were transmitted to Holders of Claims in the Voting Classes. The instructions on the respective Ballots and the Disclosure Statement advised parties that (i) for a Ballot (or Master Ballot, as appropriate) to be counted with respect to Claims in Voting Classes, such Ballot would have to be properly completed, signed, and returned so that it was actually received by Prime Clerk by no later than 4:00 p.m. Central time on December 8, 2014.  Pursuant to the Confirmation and Voting Extension Order, the Voting Deadline, among other deadlines, was extended to December 12, 2014 at 4:00 p.m. Central time (the “Voting Deadline”) and notice of the extended Voting Deadline was duly provided to Holders of Claims in Voting Classes by Prime Clerk, as reflected in the Affidavit of Service of Prime Clerk dated November 25, 2014 [Dkt No. 823].  The periods in which the Debtors solicited acceptances to the Plan were reasonable periods of time for Holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan.

L.  The Secured Cal First Claim in Class 3B was paid in full prior to the Voting Deadline by normal monthly payments under Cal First’s equipment lease.  Cal First, having been paid in full in the ordinary course prior to the Voting Deadline, is therefore Unimpaired and presumed to have accepted the Plan.  Nor were the Debtors required to solicit votes from the Holders of Claims in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3I (Other Secured Claims) or Class 8 (Subsidiary Equity Interests) (together with Class 3A (Secured Amegy Claim, discussed above), Class 3B and Class 3C, collectively, the “Unimpaired Claims”).  The Debtors also were not required to solicit votes from the Holders of Class 6 Subordinated Claims or Class 7 Equity Interests in GGS, as each such Class is deemed to reject the Plan.  Classes 6 and 7, together with the Unimpaired Claims, are collectively referred to as the “Non-Voting Classes.”   As described in, and as evidenced by, the Affidavits of Service of Prime Clerk, the transmittal and service of the Solicitation Packages (the “Plan Solicitation”) was timely, adequate and sufficient under the circumstances and no other or further notice was or shall be required. The Solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, the Confirmation and Voting Extension Order, and any other applicable rules, laws, and regulations.

M.  Rights Offering Solicitation.  Pursuant to the Rights Offering Procedures approved by the Court under the Rights Offering Procedures Order, the Rights under the Rights Offering provided Eligible Participants—those Holders of Financial Claims as of the Rights Offering Record Date that certified their status as Accredited Investors by duly completing, executing, and delivering to the Rights Offering Subscription Agent a Certification Form certifying to that effect—the opportunity to subscribe and pay for an amount of New Common Units of Global Geophysical Services, LLC (“GGS Holdings”), a newly-formed limited liability company that will own 100 percent of the New Common Stock of the Company as a Reorganized Debtor as of the Effective Date, in accordance with the Rights Offering Procedures, the Rights Offering Procedures Order and the Backstop Conversion Commitment Agreement.  Prime Clerk served as the court-approved Subscription Agent for the Rights Offering.  The notice and service of the documents and materials in connection with the Rights Offering (the “Rights Offering Solicitation”) are evidenced by the Affidavits of Service of Prime Clerk filed of record in these Chapter 11 cases [see, e.g., Dkt. No. 699].  Prime Clerk served the Certification Form on Holders of Financial Claims on October 17, 2014.  The original deadline to return fully executed Certification Forms was November 7, 2014, but at the request of the Indenture Trustee, the Debtors, with the consent of the Investors and the Committee, extended the deadline to submit Certification Forms to November 14, 2014, as permitted under the Rights Offering Procedures Order.  From the duly executed and returned Certification Forms, Prime Clerk correctly identified the group of Holders of Financial Claims that were Eligible Participants.  Commencing on November 14, 2014, and pursuant to the Rights Offering Procedures, Prime Clerk served Eligible Participants with copies of the Rights Offering Procedures, the Rights Exercise Form, and related instructions, all which this Court approved previously under the Rights Offering Procedures Order.  The instructions on the respective Rights Exercise Form informed Eligible Participants that the Rights Offering will expire on Thursday, December 4.  Pursuant to the Confirmation and Voting Extension Order, the Court extended the Rights Offering expiration date, among other deadlines, to December 12, 2014 at 4:00 p.m. Central time (the “Rights Offering Expiration Date”) and Notice of the Rights Offering Expiration Date was duly provided to Eligible Participants by Prime Clerk, as reflected in the Affidavit of Service of Prime Clerk dated November 25, 2014 [Dkt No. 832].  The periods in which the Debtors and GGS Holdings solicited participation in the Rights Offering were reasonable periods of time for Eligible Participants to make an informed decision to participate in the Rights Offering and exercise Rights if they so elected.  The transmittal and service of the Rights Offering forms and materials was timely, adequate and sufficient under the circumstances and no other or further notice was or shall be required.  The Rights Offering Solicitation, including any waivers or extensions provided to eligible participants, complied with the Rights Offering Procedures and the Rights Offering Procedures Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Rights Offering Procedures Order, the Rights Offering Procedures, the Securities Act, the Confirmation and Voting Extension Order, and any other applicable rules, laws, and regulations.  All parties in interest were provided with adequate notice regarding all aspects of the Rights Offering, including but not limited to the Rights Offering Procedures and the Rights Offering Solicitation, and were afforded an adequate opportunity to object thereto.

N.  Good Faith of the Solicitation Parties.  Bankruptcy Code section 1125(e) provides immunity and exculpation from liability under any applicable law, rule or regulation for persons that solicit acceptances or rejections of a plan, in good faith and in compliance with the applicable provisions the Bankruptcy Code, or that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale or purchase of a security, offered or sold under a chapter 11 plan of a debtor, an affiliate of the debtor participating in a joint plan with the debtor, or of a new organized successor to the debtor under the plan.  The solicitation of acceptances or rejections of the Plan, the Rights, the Rights Offering, the New Common Units and the solicitation in connection with the Rights Offering all fall within the protection afforded under section 1125(e).  The Solicitation Parties and, to the extent applicable, GGS Holdings, and each of their directors, officers, managers, members, employees, attorneys, investment bankers, financial advisors, restructuring advisors and other professional advisors, representatives and agents, and their respective predecessors, successors, and assigns (collectively, the “Solicitation Exculpated Parties”) acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code and Orders of this Court.  Each Solicitation Exculpated Party, therefore, is entitled to and is hereby granted the protection afforded under section 1125(e) of the Bankruptcy Code, and no such Solicitation Exculpated Party shall be liable to any Person or Entity on account of its or their participation in or involvement with the solicitation of acceptances or rejections of the Plan, the Rights, the Rights Offering, the New Common Units and the solicitation in connection with the Rights Offering.

O.  Tabulation Results.  On February 5, 2015, the Debtors, through Prime Clerk, filed the Voting and Rights Offering Declaration, certifying with respect to the Voting Classes listed in Paragraph G above, that:

Plan Class	Class Description	Class Voting Result
3D	SECURED HP LEASE CLAIM	ACCEPTS
3E	SECURED HP‐5 LEASE CLAIM	ACCEPTS
3F	SECURED HP‐6 LEASE CLAIM	ACCEPTS
3G	SECURED FIRST NATIONAL‐2 LEASE CLAIM	ACCEPTS
3H	SECURED FIRST NATIONAL‐3 LEASE CLAIM	ACCEPTS
4A	FINANCIAL CLAIMS (ELIGIBLE PARTICIPANTS AND INVESTORS)	ACCEPTS
4B	FINANCIAL CLAIMS (OTHER THAN ELIGIBLE PARTICIPANTS AND INVESTORS)	ACCEPTS
5	TRADE CLAIMS	ACCEPTS

All procedures used to tabulate the Ballots were fair, reasonable, and complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and all other applicable rules, laws, and regulations. As described below, (a) those creditors holding Claims in the Voting Classes who submitted a Ballot voting to reject the Plan and chose not to opt out of the Voluntary Releases by Holders of Claims (as defined below) will be deemed to have consented to such Releases; and (b) those that voted to accept the Plan are automatically deemed to accept such Releases.
P.  Voting.  As evidenced by the Voting and Rights Offering Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, the Disclosure Statement, and all applicable non-bankruptcy laws, rules, or regulations.
Q.  Compliance with Bankruptcy Rule 3016.  The Plan is dated and identifies the Entities submitting and filing it, thereby complying with Bankruptcy Rule 3016(a). The filing of the Disclosure Statement complies with Bankruptcy Rule 3016(b).
R.  Plan Supplement.  On December 2, 2014, the Debtors filed the Plan Supplement, which includes, among other things, forms of (i) the Certificate of Incorporation of Global Geophysical Services, Inc., (ii) the Bylaws of Reorganized GGS, (iii) the Amended and Restated Certificate of Formation of GGS Holdings, (iv) the Amended and Restated Limited Liability Company Agreement of  GGS Holdings, (v) the Warrant Agreement and Form of Warrant, (vi) the Creditor Representative Agreement and the identity of the Creditor Representative, (vii) the New Emergence MIP, in its then-current State as of the Plan Supplement filing date, (viii) the New Board of Managers and officers of GGS Holdings, the New Board of Directors and officers of Reorganized GGS, and the required disclosures under Bankruptcy Code section 1129(a)(5), (ix) a list of Specified Contracts to be assumed under the Plan, (x) a list of Retained Causes of Action, (xi) forms of amendments to Capital Leases to correspond with the treatment provided under the Plan or as otherwise negotiated, and (xii) updated financial projections.  All such materials comply with the terms of the Plan, and their filing and the notice provided by such filing complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and all other applicable rules, laws, and regulations, and no other or further notice of the materials in the Plan Supplement is or shall be required.

S.  Notice.  As evidenced by the Notice Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, the Plan Supplement, the Confirmation Hearing, the Voting Deadline, and all deadlines for objecting to the Plan, has been provided.  Notice of the Confirmation Hearing was actually mailed to all known creditors and Holders of Claims and Equity Interests as of the Petition Date.   Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020, and other applicable law and rules, and no other or further notice is or shall be required.
T.  Substantive Consolidation.  The Court has considered the relevant factors for determining whether substantive consolidation is appropriate, as well as general principles of equity, and determines that substantive consolidation is appropriate and warranted in these Chapter 11 Cases and is in the best interests of all creditors. Specifically, the evidence in the record presented by the Debtors (a) establishes a significant entanglement among the affairs of the Debtors as evidenced by, among other things, (i) the Debtors’ use of consolidated financial statements, use an integrated cash management system and shared finance, payroll, accounting, and tax, and other administrative functions, (ii) the issuance of significant pre- and post-bankruptcy debt common to all Debtors and (iii) the limited claims unique to the subsidiary Debtors; (b) demonstrates the difficulty in segregating the accounts and liabilities of the Debtors; and (c) illustrates the harm to the estates and their creditors that would result from expending the funds and limited human resources required to disentangle the Debtors’ affairs.

STANDARDS FOR CONFIRMATION

UNDER SECTION 1129 OF THE BANKRUPTCY CODE

U. Burden of Proof.  The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation of the Plan. The evidentiary record of the Confirmation Hearing supports the findings of fact and conclusions of law set forth in the following paragraphs.
V. Plan’s Compliance with Bankruptcy Code (11 U.S.C. §1129(a)(1)).  The Plan complies with each applicable provision of the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article 4 of the Plan provides for the separate classification of Claims and Equity Interests (other than Administrative Claims, DIP Loan Claims, Professional Claims, Priority Tax Claims and statutory fees, which are addressed in Article 3 of the Plan and which are not required to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code) into Classes, based on differences in the legal nature or priority of such Claims and Equity Interests. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:
1.  Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). Article 4 of the Plan provides for the separate classification of Claims and Equity Interests into seventeen Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Equity Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims and Equity Interests, respectively. Each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

2.  Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Articles 4.3 and 4.4 of the Plan specify that Claims in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3I (Other Secured Claims), and Class 8 (Equity Interests in Subsidiary Debtors) are Unimpaired under the Plan within the meaning of section 1123 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

3.  Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Articles 4.3 and 4.4 of the Plan designate Claims in Class 3A (Secured Amegy Claim), Class 3B-3H (Secured Capital Lease Claims), Class 4A Financial Claims (Eligible Participants and Investors), Class 4B Financial Claims (Other than Eligible Participants and Investors), Class 5 (Trade Claims), Class 6 (Subordinated Claims) and Class 7 (Equity Interests in GGS) as impaired within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.  Class 3A (Secured Amegy Claim) and Class 3B (Secured Cal First Claim) were previously Impaired under the Plan but have been rendered Unimpaired as specified above.

4.  No Discrimination (11 U.S.C. § 1123(a)(4)).  In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Equity Interest within a particular Class unless the Holder of such a Claim or Equity Interest has agreed to less favorable treatment.

5.  Implementation of the Plan (11 U.S.C. § 1123(a)(5)).  In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, the Plan Supplement, the Disclosure Statement, and the exhibits and attachments to each such document, provide detailed, adequate and proper means for the Plan’s implementation, particularly by, among other things, providing for (i) the implementation of the Backstop Conversion Commitment Agreement and the Rights Offering, (ii) certain Pro Rata Distributions to Allowed Trade Claims and the appointment of the Creditor Representative, (iii) the issuance of New Common Units to Holders of Allowed Financial Claims in accordance with the Plan, (iv) a method of determining Allowed Claims and distributions, (v) the revesting of assets of the Debtors’ estates, (vi) the continuation of Compensation and Benefits Programs, (vii) the adoption of Bylaws for Reorganized GGS and the Amended and Restated Limited Liability Company Agreement for GGS Holdings, (viii) the Amended and Restated Certificate of Formation for GGS Holdings and the Certificate of Incorporation for Reorganized GGS, and (ix)the cancellation of the Equity Interests of GGS.

6.  Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)).  Article 6.1 of the Plan, together with the forms of Amended and Restated Certificate of Formation and the Amended and Restated Limited Liability Company Agreement contained in the Plan Supplement, appropriately restrict the issuance of nonvoting equity securities.  The Plan satisfies section 1123(a)(6) of the Bankruptcy Code.  The Plan provides for the issuance of New Common Units of GGS Holdings as set forth therein. The New Common Units shall be subject to certain transfer and other restrictions pursuant to, among other things, the Amended and Restated Limited Liability Company Agreement and the Amended and Restated Certificate of Formation.  The issuance of New Common Units complies with Bankruptcy Code section 1123(a)(6) and execution of the Amended and Restated Limited Liability Company Agreement complies with Bankruptcy Code section 1123(a)(6).

7.  Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  In accordance with section 1123(a)(7) of the Bankruptcy Code, Article 6.4 of the Plan contains provisions regarding the manner of selection of the New Board of Managers of GGS Holdings and the New Board of Directors of Reorganized GGS that are consistent with the interests of all Holders of Claims and Equity Interests and public policy. The initial directors and officers of New Board of Managers of GGS Holdings and the New Board of Directors of Reorganized GGS were disclosed prior to or during the Confirmation Hearing either as part of the Plan Supplement or on the record at the Confirmation Hearing.

8.  Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)).  In accordance with section 1123(b)(1) of the Bankruptcy Code, Article 4 of the Plan impairs or leaves Unimpaired, as the case may be, each Class of Claims and Equity Interests.

9.  Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)).  In accordance with section 1123(b)(2) of the Bankruptcy Code, Article 8 of the Plan provides for the assumption, assumption and assignment, or rejection of the Executory Contracts and Unexpired Leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code.

10.  Settlement and Preservation of Claims and Causes of Action (11 U.S.C. § 1123(b)(3)).

(i)  Global Compromise and Settlement.  In accordance with section 1123(b)(3) of the Bankruptcy Code and pursuant to Bankruptcy Rule 9019, and as discussed in more detail below, the Plan provides for the good faith compromise and settlement among the Debtors, the DIP Lenders and Investors, and the Committee, of numerous disputes arising from or related to the total enterprise value of the Debtors’ estates and the Reorganized Debtors for allocation purposes under the Plan, the treatment of DIP Loan Claims and the consensual conversion to equity of a portion of the DIP Loan Claims in accordance with the Backstop Conversion Commitment Agreement, and the treatment of other Claims and Equity Interests.  Each of the compromises and settlements embodied in the Plan, including, without limitation, its releases, injunctions, exculpation and compromise provisions, are mutually dependent and non-severable part of the global compromise, are in the best interests of the Debtors, their estates, creditors, and other parties-in-interest, and are fair, equitable, within the range of reasonableness and are approved.

(ii)  Preservation of Causes of Action.  Article 5.14 of the Plan provides, in accordance with section 1123(b)(3) of the Bankruptcy Code, that, except as expressly provided in the Plan or this Confirmation Order, all Causes of Action, including those Causes of Action listed as retained Causes of Action in the Plan Supplement, are preserved for the benefit of the Reorganized Debtors (and with respect to Avoidance Actions, the Creditor Representative), in each case subject to the terms of the Plan. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable and reasonable, and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests.

11.  Modification of Rights (11 U.S.C. § 1123(b)(5)).  In accordance with section 1123(b)(5) of the Bankruptcy Code, Article 4 of the Plan modifies or leaves unaffected, as the case may be, the rights of certain Holders of Claims and Equity Interests in Classes 1 through 8.

12.  Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

13.  Debtors Are Not Individuals (11 U.S.C. § 1123(c)).  The Debtors are not individuals and section 1123(c) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.
W.  Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors, as plan proponents, have complied with all applicable provisions of the Bankruptcy Code. Specifically:
1.  Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code.

2.  The Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, applicable non-bankruptcy law, and all other applicable laws, rules, and regulations in filing or transmitting, as applicable, the Solicitation Packages, the Rights Offering materials, the Plan Supplement and related documents and notices and in soliciting and tabulating the votes on the Plan.

3.  The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

X.  Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Plan has been proposed in good faith and not by any means forbidden by law.  The Debtors filed the Chapter 11 Cases in need of reorganization and with the honest belief that reorganization in Chapter 11 was the best restructuring alternative available to the Debtors.  The Plan is, in large part, based upon the Backstop Conversion Commitment Agreement entered into by the Debtors, GGS Holdings and the Investors party thereto, has the support of the Committee, and the Court approved the Backstop Conversion Commitment Agreement under the Backstop Conversion Commitment Order.  The Debtors, the DIP Lenders and Investors, and the Committee, negotiated the Plan in good faith and at arm’s-length with the intention of accomplishing a successful reorganization, and for no ulterior purpose.  The Debtors’ good faith is evident from the facts and records of the Chapter 11 Cases, the Disclosure Statement, the Plan, the record of the Confirmation Hearing and the other proceedings in these Chapter 11 Cases. The Plan fairly achieves a result consistent with the objectives and purposes of the Bankruptcy Code, including the provisions of the Bankruptcy Code favoring consensual reorganization and is consistent with other cases that have been filed before this Court.  In so finding, the Court has considered the totality of the circumstances in these Chapter 11 Cases. The Debtors, GGS Holdings (to the extent applicable), and the DIP Lenders and Investors, and each of their respective officers, directors, managers, members, employees, advisors and professionals (i) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, and transfers contemplated thereby, and (ii) will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan, including, but not limited to, the Exit Credit Facilities (as such term is further defined herein), the Amended and Restated Limited Liability Company Agreement, and the other Plan Supplement documents, and (b) take any actions authorized and directed or contemplated by this Confirmation Order. Thus, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.
Y.  Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

Z.  Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have disclosed in the Plan Supplement or at or prior to the Confirmation Hearing: (1) the identities of the officers of Reorganized GGS and GGS Holdings, (2) the identities of the members of the New Board of Directors of Reorganized GGS and the New Board of Managers of GGS Holdings, and (3) the identity and nature of any compensation of any insiders that will be employed or retained by the Reorganized Debtors. The compensation of the Reorganized Debtors’ directors and the members of GGS Holdings’ New Board of Managers will be consistent with Reorganized Debtors’ and GGS Holdings’ applicable constituent documents.  The proposed directors and officers for the Reorganized Debtors and GGS Holdings are qualified and their appointment to, or continuance in, such offices is consistent with the interests of Holders of Claims and Equity Interests and with public policy.  Accordingly, the Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.
AA.  No Rate Changes (11 U.S.C. § 1129(a)(6)).  Bankruptcy Code section 1129(a)(6) is not applicable to these Chapter 11 Cases.  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.
BB.  Best Interest of Creditors (11 U.S.C. § 1129(a)(7)).  The liquidation analysis set forth in the Goulding Declaration, as well as Exhibit E to the Disclosure Statement, and other evidence proffered or adduced at or prior to, or in declarations filed in connection with, the Confirmation Hearing (i) are reasonable, persuasive, accurate and credible, (ii) use reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by any other evidence, and (iv) establish that each Holder of an Allowed Claim or Equity Interest in an Impaired Class either (a) has accepted the Plan or (b) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would have received if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.  The Court agrees with the testimony of Mr. Goulding that in a chapter 7, all unsecured creditors would receive nothing in light of the size and priority of the DIP Loan Claims.

CC.  Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3I (Other Secured Claims), and Class 8 (Subsidiary Equity Interests) are Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  The Secured Claim of Cal First in Class 3B, as discussed above, was paid in full in the ordinary course prior to the Voting Deadline and is conclusively presumed to have accepted the Plan.  Similarly, the Plan has been modified to leave Unimpaired the Secured Claim of Amegy in Class 3A.  Thus, as set forth in the Voting and Rights Offering Declaration, all Impaired Classes entitled to vote have voted to accept the Plan.  The Plan has not been accepted by all Impaired Classes, however, because the Holders of Subordinated Claims in Class 6 and the Holders of Equity Interests in GGS in Class 7 are deemed to have rejected the Plan.  Nevertheless, the Plan is confirmable because it does not discriminate unfairly and is fair and equitable with respect to Class 6 Subordinated Claims and Class 7 Equity Interests in GGS and thus satisfies section 1129(b)(1) of the Bankruptcy Code.
DD.  Treatment of Administrative Claims, Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)).  The Plan provides treatment for Administrative Claims, Priority Tax Claims and Other Priority Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.

EE.  Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)).  The Debtors’ Plan complies with section 1129(a)(10) of the Bankruptcy Code.  As evidenced by the Voting and Rights Offering Declaration, the Plan has been accepted by eight classes of Impaired Claims that are entitled to vote on the Plan:   Classes 3C-3H (Secured Capital Lease Claims), Class 4A Financial Claims (Eligible Participants and Investors), Class 4B Financial Claims (Other than Eligible Participants and Investors), and Class 5 (Trade Claims), determined without including any acceptance of the Plan by any “insider” (as that term is defined in section 101(31) of the Bankruptcy Code).
FF.  Feasibility (11 U.S.C. § 1129(a)(11)).  The Plan is feasible, within the meaning of section 1129(a)(11) of the Bankruptcy Code. The Debtors’ projections of the capitalization and financial information of the Reorganized Debtors as of the Effective Date are reasonable and made in good faith. The evidence provided in support of the Plan or adduced by the Debtors at, before, or in declarations filed in connection with, the Confirmation Hearing: (a) is reasonable, persuasive, credible and accurate as of the dates such analysis or evidence was prepared, presented or proffered; (b) uses reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that each Reorganized Debtor will be able to meet its obligations as they come due following the Effective Date, and that Confirmation of the Plan is not likely to be followed by the liquidation or further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.  The Debtors have demonstrated a reasonable assurance of the Plan’s prospects for success.

GG. Payment of Certain Fees (11 U.S.C. § 1129(a)(12)).  The Plan provides that fees payable pursuant to 28 U.S.C. § 1930 and due and owing to the U.S. Trustee at the time of the Confirmation Hearing will be paid by the Debtors on the Effective Date.  After the Effective Date, the Reorganized Debtors will pay the quarterly fees due to the U.S. Trustee for the Reorganized Debtors until the entry of a final decree in the Chapter 11 Cases.
HH. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  To the extent section 1129(a)(13) of the Bankruptcy Code is applicable to the Debtors, the Reorganized Debtors, as set forth in Article 7.2 of the Plan, shall continue to pay, in accordance with applicable law, all retiree benefits (as defined in section 1114 of the Bankruptcy Code) for the period during which the Debtors have obligated themselves to provide such benefits, thereby satisfying section 1129(a)(13) of the Bankruptcy Code.
II. Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15)) and (16).  Sections 1129(a)(14), (15) and (16) of the Bankruptcy Code do not apply to the Chapter 11 Cases as the Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.
JJ. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).  The Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 6 (Subordinated Claims) and Class 7 (Equity Interests in GGS), the only non-accepting Impaired Classes. The evidence proffered or adduced at, or prior to, the Confirmation Hearing is persuasive and credible, has not been controverted by other credible evidence, and establishes that the Plan does not discriminate unfairly and is fair and equitable with respect to Class 6 (Subordinated Claims) and Class 7 (Equity Interests in GGS), as required by section 1129(b)(2)(C) of the Bankruptcy Code because (a) no Holder of a Claim or Equity Interest will receive more than it is legally entitled to receive on account of its Claim or Equity Interest and (b) the Plan does not provide a recovery on account of any Claim or Equity Interest that is junior to Class 6 (Subordinated Claims) and Class 7 (Equity Interests in GGS). Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Class 6 (Subordinated Claims) and Class 7 (Equity Interests in GGS).

KK.  Only One Plan (11 U.S.C. § 1129(c)).  The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code has been satisfied.
LL.  Principal Purpose of the Plan (11 U.S.C. § 1129(d)).  No party in interest has requested that the Court deny Confirmation of the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and the principal purpose of the Plan is not such avoidance.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.
MM.  Small Business Case (11 U.S.C. § 1129(e)).  None of these Chapter 11 Cases is a small business case within the meaning of the Bankruptcy Code. Accordingly, section 1129(e) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.
NN.  Good Faith Solicitation (11 U.S.C. § 1125(e)).  As stated above, based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Confirmation Hearing, (i) the Debtors, (ii) the Reorganized Debtors, (iii) GGS Holdings, (iv) the Solicitation Parties, (v) the respective successors, predecessors, control persons, members, officers, directors, employees and agents of each of the entities in (i) through (v), and (vi) the respective attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons, of the entities in (i) through (v) in each case in their capacities as such, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation in connection with all of their respective activities relating to the Plan, including, but not limited to, the execution, delivery and performance of the Backstop Conversion Commitment Agreement, the Rights Offering, the solicitation of acceptances and rejections of the Plan, and the delivery of New Common Units under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

OO.  Modification of the Plan (11 U.S.C. § 1127(a)).  Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3018, the Debtors proposed certain modifications to the Plan as reflected in the modified or amended versions of the Plan filed with the Court prior to entry of this Confirmation Order or in this Confirmation Order (collectively, the “Plan Modifications”).  In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (1) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (2) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (3) materially and adversely change the treatment of any Claims or Equity Interests (other than, as applicable, any Claims and Equity Interests held by those who have accepted such Plan Modifications in writing or in open court), (4) require resolicitation of any Holders of Claims or Equity Interests, or (5) require that any such Holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Under the circumstances, the form and manner of notice of the proposed Plan Modifications are adequate, and no other or further notice of the proposed Plan Modifications is necessary or required.
PP.  Satisfaction of Confirmation Requirements.  Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors as proponents of the Plan satisfy the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
QQ.  Likelihood of Satisfaction of Conditions Precedent to the Effective Date.  Without limiting or modifying the rights of the Investors and the Committee, as applicable, under Articles 11.1 and 11.2 of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article 11.1 of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Articles 11.1 and 11.2 of the Plan.

VALUATION

RR.  The Backstop Conversion Commitment Agreement allowed the Debtors to “market test” the Restructuring Enterprise Value (as defined in the Disclosure Statement) by actively seeking Superior Transactions (as defined in the Backstop Conversion Commitment Agreement) as part of a competitive sale or plan-sponsor selection process.  Rothschild, the Debtors’ financial advisor and investment banker, contacted 145 parties with information about the sale of GGS.  Of those 145 parties, 126 received teasers compiled by Rothschild.  A total of twenty-nine (29) parties executed non-disclosure agreements to allow them access to additional diligence information.  Twenty-seven (27) parties accessed the Debtors’ data room.  As of October 30, 2014, Rothschild had received three (3) letters of interest from entities seeking to purchase all or a portion of the Debtors’ assets, but none of those letters of interest resulted in the submission of a Binding Proposal or Qualified Bid (each as defined in the Backstop Conversion Commitment Agreement) prior to or after the Bid Deadline (as defined in the Backstop Conversion Commitment Agreement).  The Court is satisfied that the Debtors have sufficiently marketed the sale of substantially all their assets or other Alternative Transactions (as defined in the Backstop Conversion Commitment Agreement) in accordance with the Backstop Conversion Commitment Agreement and the Bidding Procedures such that no further marketing is necessary.

IMPLEMENTATION OF THE PLAN

SS.  Plan Documents and Agreements.  All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents and agreements are essential elements of the Plan and consummation of each such agreement is in the best interests of the Debtors, GGS Holdings, the Estates and Holders of Claims and Equity Interests.  The Debtors, and to the extent applicable, GGS Holdings, have exercised reasonable business judgment in determining to enter into the contemplated agreements, and the agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable, and shall, upon completion of documentation and execution (including the documentation of the Exit Credit Facilities and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of either of the foregoing), be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.
TT.  Executory Contracts and Unexpired Leases.  Article 8 of the Plan provides, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, for the assumption, assumption and assignment, or rejection of certain Executory Contracts and Unexpired Leases.  The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, Holders of Claims and Equity Interests, and other parties in interest in the Chapter 11 Cases. The Debtors have filed the list of Specified Contracts to be assumed under the Plan (as it has been and may be amended or supplemented, including pursuant to this Confirmation Order) as part of the Plan Supplement and have provided notice to the affected counterparties of the Debtors’ determinations regarding the assumption or rejection, as applicable, of Executory Contracts or Unexpired Leases.

UU.  Exemption from Securities Laws.  The offer, issuance, sale or distribution under the Plan of the (a) New Common Units to Holders of Class 4A and Class 4B Financial Claims (other than any Rights Offering Shares issued to such Holders of Class 4A Financial Claims), (b) Term B Loans Conversion Shares and Commitment Premium Shares, (c) Warrants, and (d) New Common Units issuable upon the exercise of the Warrants, are exempt under section 1145(a) of the Bankruptcy Code from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities, except with respect to any person that is deemed an “underwriter” under section 1145(b) of the Bankruptcy Code. The Rights and the Rights Offering Shares, which were limited to Accredited Investors only, will all be issued without registration in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act, or Rule 506 under the Securities Act, and will be “restricted securities.”  The New Common Units or other securities underlying the New Emergence MIP and the New Long Term MIP will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law. All securities described above were (or are designated to be) offered, distributed and sold pursuant to the Plan.
VV.  Global Settlement and Compromise Under the Plan.  The provisions of the Plan, as discussed in detail in the Disclosure Statement, constitute a good-faith compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, among the Debtors, the DIP Lenders and Investors, and the Committee, of numerous disputes arising from or related to (i) the Debtors’ inability to repay the DIP Loan Claims in full, in Cash according to the terms of the DIP Loan Documents and the consensual conversion of a portion of the Term B Loans into equity of GGS Holdings and other concessions of the DIP Lenders, (ii) the total enterprise value of the Debtors’ Estates and the Reorganized Debtors for allocation purposes under the Plan, (iii) the sale and marketing process embodied in the Backstop Conversion Commitment Agreement that was designed, and properly implemented, to attract a Superior Transaction, and (v) the treatment of, and distributions to, as applicable, Holders of Impaired and Unimpaired Claims and Equity Interests.  The entry of this Confirmation Order constitutes the Court’s approval of all of the foregoing compromises and settlements embodied in the Plan, and the Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable. In the event that, for any reason, the Effective Date does not occur, all of parties respective rights with respect to any and all disputes resolved and settled under the Plan are preserved.

WW.  In reaching its decision on the substantive fairness of the compromises and settlements contained in the Plan, the Court considered the following factors: (i) the balance between the probability of success of potential litigations and the future benefits of such compromises and settlements; (ii) the likelihood of complex and protracted litigation and the high costs of litigation; (iii) the high proportion of creditors and parties in interest that support the compromises and settlements and the acceptances of the Plan; (iv) the competency of counsel; (v) the nature and breadth of the releases to be granted; and (vi) the extent to which the compromises and settlements are the product of arm’s-length bargaining. The Court finds that these factors each weigh in favor of approving the compromises and settlements embodied in the Plan. The Court also considered the purposes of a chapter 11 case and the negative impact and disruption upon the Debtors’ Estates and international operations arising from a nonconsensual, protracted bankruptcy.

XX.  Releases, Exculpations and Injunctions of Released Parties, Exculpation Parties and Solicitation Parties.  The release, injunction, discharge and exculpation provisions contained in the Plan (collectively, the “Releases”) constitute good-faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and (i) are in the best interests of the Debtors, their Estates and Holders of Claims and Equity Interests; (ii) are fair, equitable, and reasonable; and (iii) are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan and the Backstop Conversion Commitment Agreement. The failure to approve the Releases would seriously impair the Debtors’ ability to confirm the Plan.  Each provision of the Releases (i) is within the jurisdiction of the Court under 28 U.S.C. § 1334; (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral element of the settlements and transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, their estates, and Holders of Claims and Equity Interests; (v) is important to the overall objectives of the Plan to finally resolve all Claims and Equity Interests among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors’ reorganization; and (vi) is consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and all other applicable law.

YY.  Each non-Debtor Released Party that will benefit from the Releases either shares an identity of interest with the Debtors, was instrumental to the successful prosecution of the Chapter 11 Cases, and/or provided a substantial contribution to the Debtors, which value provided a significant benefit to the Debtors’ Estates, and which will allow for distributions that would not otherwise be available to the Debtors’ general unsecured creditors but for the contributions made by such non-Debtor parties under the global settlement embodied in the Plan.
ZZ.  The Releases are, individually and collectively, integral to, and necessary for the successful implementation of, the Plan, essential to the Debtors’ reorganization and supported by substantial consideration.  Releases of non-Debtor parties pursuant to Article 12.6 of the Plan are subject to the terms of the Plan and are completely voluntary.  Such Releases are binding upon the Releasing Parties, including each Holder of a Claim that was provided a Ballot and (i) affirmatively voted to accept the Plan or (ii) either (A) abstained from voting or (B) voted to reject the plan, and, in the case of either (A) or (B), did not opt out of the voluntary releases contained in Article 12.6 of the Plan.  The Ballots explicitly stated the following: (a) those who submit a Ballot voting to reject the Plan and choose not to opt out of the Releases will be deemed to have consented to the Releases; (b) those that vote to accept the Plan are automatically deemed to accept the Releases; and (c) those that elect not to return a Ballot are automatically deemed to accept the Releases.
AAA.  Those Holders of Claims submitting a Ballot voting to accept the Plan, those who voted to reject the Plan and chose not to opt out of the Releases, and/or those who abstained from voting on the Plan, were given due and adequate notice that they would be consenting to the  Plan Releases by acting in such a manner. The Releases were also disclosed and explained on the Ballots, in the Disclosure Statement and Plan, and in the notice of the Confirmation Hearing (the “Confirmation Hearing Notice”). Accordingly, in light of all of the circumstances, the Releases satisfy the applicable standards in this Circuit and other Circuits.

SPECIFIC PLAN IMPLEMENTATION TRANSACTIONS

BBB.  Rights Offering.  The Debtors and GGS Holdings solicited subscriptions to the Rights Offering in good faith and in compliance with the Rights Offering Procedures Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy laws, rules, or regulations, including without limitation the Securities Act.  The use of the Rights Offering Proceeds, and the Debtors’ timing with respect to the use of the Rights Offering Proceeds was in compliance with the Rights Offering Procedures Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy laws, rules, or regulations, including without limitation the Securities Act.
CCC.  The Amended and Restated Limited Liability Company Agreement.  The Debtors, the Investors, and the Committee, and each of their respective officers, directors, employees, attorneys, advisors, investment bankers, consultants, managers, members, partners, agents, and other professionals, and their predecessors, successors, and assigns, in each case, in their respective capacities as such, as applicable, (i) have acted in good faith in negotiating, formulating, and proposing the Amended and Restated Limited Liability Company Agreement, and (ii) will be acting in good faith in proceeding to (a) implement the Amended and Restated Limited Liability Company Agreement, and (b) take any actions authorized or contemplated by this Confirmation Order necessary to do so. The Amended and Restated Limited Liability Company Agreement is the result of good faith, arms’-length negotiations among the Debtors, the Investors and the Committee, is appropriate and consistent with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, but not limited to, Bankruptcy Code sections 1123, 1129, and 1142, and is necessary to the Debtors’ successful emergence from chapter 11. The provisions of the Amended and Restated Limited Liability Company Agreement, including the provisions that limit the number of record holders so that GGS Holdings is not subject to periodic reporting obligations under the Exchange Act, are in the best interests of the Debtors, GGS Holdings, the Estates and Holders of Claims and Equity Interests.  The notice provided by the Debtors of the Amended and Restated Limited Liability Company Agreement was consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order and no other or further notice is or shall be required.

DDD.  The Exit Credit Facilities.  The Exit Credit Facilities (which term, for the avoidance of doubt, shall include both the first lien Exit Credit Facility to be provided by Morgan Stanley Senior Funding, Inc., consisting of both term loans and revolving loans (the “First Lien Credit Facility”), and the second lien Exit Credit Facility to be provided by the Holders of DIP Loan Claims (the “Second Lien Credit Facility”)) are essential elements of the Plan, were proposed in good faith, are critical to the success and feasibility of the Plan and are necessary and appropriate for consummation and implementation of the Plan and the transactions contemplated thereby and to the operation of the Reorganized Debtors and GGS Holdings.  Each of the Exit Credit Facilities constitutes reasonably equivalent value and fair and valuable consideration and is in the best interests of the Debtors, their Estates and creditors, the Reorganized Debtors, GGS Holdings, and all other parties in interest. The Debtors, GGS Holdings, the lenders in each of the Exit Credit Facilities, and each of their respective agents, affiliates, current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives participated in good faith, arm’s length negotiations with respect to the Exit Credit Facilities, respectively, and all Exit Credit Facility Documents. Any credit extended, or loans made to, the Reorganized Debtors or GGS Holdings by the lenders pursuant to the applicable Exit Credit Facilities  and Exit Credit Facility Documents shall be deemed to have been and has been extended, issued and made in good faith and for legitimate business purposes. The lenders under the applicable Exit Credit Facilities and each of their respective agents, affiliates, current and former officers, directors, employees, managers, attorneys, advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives are therefore entitled to any and all releases, indemnifications or other protections as set forth in the Plan, this Confirmation Order, and the Exit Credit Facility Documents. The Debtors and GGS Holdings exercised reasonable business judgment in determining to enter into the Exit Credit Facilities and the Exit Credit Facility Documents and have provided sufficient and adequate notice thereof.

EEE.  The Exit Credit Facility Documents (when and to the extent entered into) will be and are hereby deemed to be, valid, binding, enforceable and authorized obligations of the Reorganized Debtors and GGS Holdings in accordance with their terms, and shall not be, and shall not be deemed to be, in conflict with any applicable laws. The mortgages, pledges, Liens and other security interests, and all other considerations granted or reaffirmed pursuant to or in connection with the Exit Credit Facilities and the Exit Credit Facility Documents, are or will be (as the case may be) and are hereby deemed to be granted in good faith, for fair, good and valuable consideration and for legitimate business purposes as an inducement to the lenders to extend credit thereunder and, as such, do not, and hereby are deemed not to constitute fraudulent or avoidable transfers and shall not be otherwise subject to avoidance, recharacterization, disallowance, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any Person or Entity. No third-party consents, authorizations, or approvals are required with respect to the Exit Credit Facility Documents and none of the Exit Credit Facility Documents contravene the Reorganized Debtors’ or GGS Holdings’ corporate governance documents or constitute any violation of, default under or otherwise contravene any instrument, contract, agreement or other document to which the Reorganized Debtors or GGS Holdings are a party. The execution and delivery of the Exit Credit Facility Documents by the applicable Reorganized Debtor or GGS Holdings and performance of any obligations thereunder will not result in a violation or default under any instrument, contract, agreement or other document to which it is a party, including those instruments, contracts, agreements or other documents addressed, modified, created or reinstated under the Plan.

FFF.  As a condition to receiving extensions of credit under the Exit Credit Facilities, Reorganized GGS has agreed, among other things, to form a new special-purpose, wholly-owned U.S. subsidiary (“MCD Subsidiary”) and to assign and transfer to MCD Subsidiary:  (a) any rights (including ownership or licensing) to seismic data surveys worldwide (other than Brazil) and related data collected, compiled, derived, analyzed or acquired by or on behalf of the Debtors for its multi-client seismic data library or otherwise incorporated or included in such data library whether now existing or hereafter acquired or created (collectively, the “Multi-Client Data”); and (b) that certain Amended and Restated Licensing Agreement between GGS, as licensor, and SEI-GPI JV, LLC, as licensee, entered into as of December 4, 2014 and approved by this Court on December 18, 2014 (the “SEI-GPI Agreement”).  MCD Subsidiary will be a guarantor of the obligations under the Exit Credit Facility Documents and will grant a security interest and lien against the Multi-Client Data securing obligations under the Exit Credit Facilities, subject to the rights of SEI-GPI JV, LLC under the SEI-GPI Agreement.  Without limiting the scope of the Court’s approval of the Exit Credit Facilities and Exit Credit Facility Documents contained herein, the formation of MCD Subsidiary, its guarantee of the obligations under the Exit Credit Facility Documents, and the assignments and transfers of the Multi-Client Data from Reorganized Debtors to MCD Subsidiary contemplated therein, represent a proper exercise of the Debtors’ business judgment, are in the best interests of the Debtors and their Estates, and are or will be (as the case may be) and are hereby deemed to be made in good faith, for fair, good and valuable consideration and for legitimate business purposes as an inducement to the Lenders to extend credit under the Exit Credit Facilities and, as such, do not, and hereby are deemed not to constitute fraudulent or avoidable transfers and shall not be otherwise subject to avoidance or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any Person or Entity.  In addition, the assignments and transfers of the Multi-Client Data from Reorganized Debtors to MCD Subsidiary are subject to, and shall not impair, affect, or discharge, the rights or obligations of any party under (a) the SEI-GPI Agreement, or (b) any geophysical data use licenses (along with any related data orders or supplemental agreements) granted to or in favor of customers of either Debtors or SEI-GPI JV, LLC, as applicable.  The Exit Credit Facilities, the Exit Credit Facility Documents and the transactions contemplated therein, including the formation of MCD Subsidiary, its guarantee of obligations under the Exit Credit Facilities, and the assignment and transfer of the Multi-Client Data from Reorganized Debtors to MCD Subsidiary, are approved and the Debtors and Reorganized Debtors are authorized to take any and all action necessary to effectuate and implement such documents and transactions.

GGG.  New Emergence Management Incentive Plan.  The New Emergence MIP (in its then current state) filed as part of the Plan Supplement and integrated into the Plan has been negotiated at arms’-length and in good faith and in accordance with the terms of the Backstop Conversion Commitment Agreement and the Plan. The terms of the New Emergence MIP provide for the ability to grant various equity and equity-based awards (including, without limitation, “incentive stock options” as described in section 422 of the U.S. Internal Revenue Code of 1986, as amended), are reasonable, appropriate, and calculated to incentivize performance by management.  The implementation and administration of the New Emergence MIP will not occur until the Effective Date of the Plan and will be subject to the oversight of the New Board of Managers of GGS Holdings in accordance with the terms of the agreements relating to the New Emergence MIP.  The Debtors have also provided adequate notice of the material terms of the New Emergence MIP as part of the Plan Supplement.
WAIVER OF STAY

HHH.    Under the circumstances, it is appropriate that the 14-day stay imposed by Bankruptcy Rules 3020(e) and 7062(a) be waived.

II.  ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1.  Findings of Fact and Conclusions of Law.  The above referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent that any of the above-referenced findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the foregoing conclusions of law constitute findings of fact, they are adopted as such.

2.  Solicitation. The Plan Solicitation and the Rights Offering Solicitation were appropriate and satisfactory and were in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, Orders of this Court, and the Securities Act.
3.  Notice to Non-Voting Classes.  The transmittal of the Confirmation Hearing Notice to all known members of the Non-Voting Classes was appropriate and satisfactory and was in compliance with applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and Orders of this Court. No further solicitation of votes to accept or reject the Plan from the Non-Voting Classes was necessary.
4.  Notice of the Confirmation Hearing.  Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory and was in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and Orders of this Court.
5.  Confirmation of the Plan.  The Plan (including the Plan Supplement) and each of its provisions (whether or not specifically approved herein) is and are CONFIRMED in each and every respect, pursuant to section 1129 of the Bankruptcy Code, and the terms of the Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, this Confirmation Order.
6.  Objections to the Plan Are Overruled.  Any objections or responses, whether formal or informal, to confirmation of the Plan and any and all reservations of rights that (a) have not been withdrawn, waived or settled prior to the entry of this Confirmation Order or (b) are not cured by the relief granted herein are hereby OVERRULED in their entirety and on their merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

7.  Effective Date.  The Effective Date of the Plan shall occur on the date determined by the Debtors and the Investors when the conditions set forth in Article 11 of the Plan have been satisfied or, if applicable, have been waived in accordance with the Plan. The failure to specifically include or refer to any particular article, section or provision of the Plan, Plan Supplement or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Court that this Confirmation Order confirms the Plan and any related documents in their entirety.
8.  No Action Required.  Under the provisions of applicable non-bankruptcy law and section 1142(b) of the Bankruptcy Code, no action of the respective directors, stockholders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document (including any documents that are part of the Plan Supplement or the Exit Credit Facilities) to be executed, delivered, adopted, or amended in connection with the implementation of the Plan.
9.  Plan Classification Controlling.  The terms of the Plan shall govern the classification of Claims and Equity Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors and Reorganized Debtors except for voting purposes.

10.  DIP Loan Claims.  All DIP Loan Claims are hereby deemed Allowed Claims in the full amount due and owing under the DIP Credit Agreement.  As contemplated by the Plan, the Holders of the Term A Loans and Term B Loans have each agreed to less favorable treatment of their DIP Loan Claims than is currently provided by the Plan.  Each Holder of the Term A Loans, in full and final satisfaction, settlement, release and discharge of and in exchange for such Term A Loans on or as soon as practicable after the Effective Date, shall receive its Pro Rata share of (a) Cash equal to ninety-nine percent (99%) of the aggregate amount of the Term A Loans and (b) that amount of the Second Lien Credit Facility equal to one percent (1%) of the aggregate amount of the Term A Loans.  Each Holder of the Term B Loans, in full and final satisfaction, settlement, release and discharge of and in exchange for such Term B Loans, shall receive its Pro Rata share of: (a) that amount of the Second Lien Credit Facility equal to the aggregate amount of the Term B Loans less the Required Combined Offering and Conversion Amount, (b) the Term B Loans Conversion Shares, (c) the Rights Offering Proceeds, which Rights Offering Proceeds shall be loaned back to the Reorganized Debtors on the Effective Date, as part of the original principal amount of the Second Lien Credit Facility.
11.  Upon satisfaction of all Allowed DIP Loan Claims as set forth in this Confirmation Order, (i) all DIP Loan Claims and other amounts owing pursuant to the DIP Loan Documents shall be deemed paid in full and discharged (except for obligations pursuant to indemnification and other provisions of the DIP Loan Documents that by their terms survive the payment of the DIP Loan Claims and the termination of all Commitments (as defined in the DIP Credit Agreement) and the DIP Loan Documents); (ii) all Liens and security interests granted pursuant to the DIP Loan Documents, whether in the Chapter 11 Cases or otherwise, shall be deemed automatically terminated without any further action required and shall be of no further force or effect; (iii) each Guaranty (as defined in the DIP Credit Agreement) by each Guarantor (as defined in the DIP Credit Agreement) shall be automatically released and discharged; (iv) each DIP Loan Document shall be automatically terminated and be of no further force or effect (except for indemnification and other provisions of the DIP Loan Documents that by their terms survive the payment of the DIP Loan Claims and the termination of all Commitments and the DIP Loan Documents); and (v) the DIP Loan Agent shall be discharged from its duties and obligations under the DIP Loan Documents. The obligations and liabilities of the Loan Parties (as defined in the DIP Credit Agreement) under the DIP Loan Documents shall be reinstated with full force and effect if, at any time on or after the date hereof, all or any portion of the DIP Loan Claims paid to the DIP Loan Agent or any DIP Lender is voided or rescinded or otherwise must be returned by the DIP Loan Agent or any DIP Lender to the Loan Parties upon any Loan Party’s insolvency, bankruptcy, or reorganization or otherwise, all as though such payment had not been made. All documented unpaid professional fees and expenses incurred by the DIP Lenders shall be paid in full in Cash on or after (if agreed to by the applicable professional) the Effective Date.

12.  Subordination.  The allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, however, the Debtors reserve the right to reclassify any Allowed Claim or Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim.

13.  Binding Effect.  Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, GGS Holdings, any and all Holders of Claims or Interests (regardless of whether such Holders of Claims or Interests have, or are deemed to have, accepted the Plan), all Persons or Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Person or Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, all Persons or Entities making an appearance in the Chapter 11 Cases, any other party in interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.
14.  Vesting of Assets in the Reorganized Debtors.  Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of each Debtor’s Estate, and any property acquired by such Debtor or Reorganized Debtor under the Plan will vest in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests and other interests, except for Liens and obligations expressly established under the Plan (including in respect of the Exit Credit Facilities, as applicable).  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims (other than Trade Claims, which shall be the sole responsibility of the Creditor Representative), or Causes of Action (other than Avoidance Actions not released by the Plan, which shall vest with and be controlled by the Creditor Representative) without supervision or approval by the Court and free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules, or the U.S. Trustee, subject only to those restrictions expressly imposed by the Plan or this Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments and other materials comprising the Plan Supplement.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur from and after the Effective Date for Professional Claims, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

15.  Other Essential Documents and Agreements.  The form of documents comprising the Plan Supplement, any other agreements, instruments, certificates or documents related thereto and the transactions contemplated by each of the foregoing are approved and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties (and the satisfaction of applicable terms and conditions to their effectiveness), shall be in full force and effect and valid, binding and enforceable in accordance with their terms without the need for any further notice to or action, order or approval of this Court, or other act or action under applicable law, regulation, order or rule. The Debtors, and on and after the Effective Date, the Reorganized Debtors and GGS Holdings, are authorized, without further approval of this Court or any other party, to execute and deliver all agreements, documents, instruments, securities and certificates relating to such agreements and perform their obligations thereunder, including, without limitation, amendment or modification of such documents in accordance with their terms and applicable non-bankruptcy law and the payment of all fees due thereunder or in connection therewith. The approval of the hereunder shall be deemed to be the requisite approval of the same by the shareholders of GGS for purposes of applicable non-bankruptcy law.

16.  Continued Corporate and Limited Liability Company Existence.  Each Debtor, as a Reorganized Debtor, and GGS Holdings, shall continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law.
17.  Continued Effect of Stays and Injunction.  Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the chapter 11 cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
18.  Appointment of Creditor Representative.  Peter Kravitz of SltnTrst LLC (d/b/a Solution Trust), not individually, but solely as representative for the entire Class of Trade Claims, is hereby appointed as Creditor Representative pursuant to the Plan and the Creditor Representative Agreement, as has and may be amended from time to time.  The Creditor Representative Agreement, as has and may be amended from time to time, and the provisions of the Plan relating to the Creditor Representative are hereby approved and incorporated herein by reference.  On the Effective Date, the Creditor Representative Agreement, as has and may be amended from time to time, shall be deemed to be effective without any further notice to or action by the Debtors, Reorganized Debtors, GGS Holdings, the Creditor Representative or any other party.

19.  Creditor Representative as Administrator of Escrow Account. Notwithstanding anything to the contrary in the Plan (including Plan Supplement), the Escrow Account is intended to and shall be treated as a “disputed ownership fund” within the meaning of Treasury Regulation § 1.468B-9(b)(1).  The Creditor Representative shall be the “administrator” of the Escrow Account pursuant to Treasury Regulation § 1.468B-9(b)(2).
20.  Funding of Escrow Account.  Notwithstanding anything to the contrary herein or the Plan (including Plan Supplement), on the Effective Date, the Escrow Account shall be funded with the Trade Claims Distributions (as defined below).
21.  Class 5 Trade Claims.  Paragraph 4.4.14 (Class 5 Trade Claims) is deleted in its entirety and replaced as follows:
4.4.14	Class 5 – Trade Claims.

(a)	Classification: Class 5 consists of all Trade Claims.

(b)
Treatment:   Except to the extent that a Holder of an Allowed Class 5 Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 5 Trade Claim, each Holder of Allowed Class 5 Trade Claims shall receive on or as soon as reasonably practicable after the later of the Effective Date and the date on which such Class 5 Claim becomes Allowed, its Pro Rata share of (i) $3.0 million of Cash and (ii) the Library Improvement, provided that notwithstanding anything in the Plan to the contrary, the Library Improvement shall be payable on the Effective Date (collectively, the “Trade Claims Distribution”).

(c)
Escrow and Timing of Payments: On the Effective Date, the Trade Claims Distribution amount shall be deposited into an escrow or similar segregated account that is acceptable to the Committee (the “Escrow Account”), the Debtors and the Requisite Investors, and shall be held in such account pending distribution to Holders of Allowed Trade Claims in accordance with the Plan.

(d)	Voting: Class 5 is Impaired. Each Holder of a Class 5 Claim is entitled to vote to accept or reject the Plan.

22.  Claims Reserve.  Paragraph 10.8 of the Plan (Claims Reserve) is hereby amended as follows:

“On the Effective Date, $3 million (less the amount Distributed to Holders of Trade Claims as of the Effective Date) shall be placed in the Escrow Account.  The Creditor Representative will administer such funds in accordance with this Plan and the Creditor Representative Agreement.”

shall be superseded and replaced with:

“On the Effective Date, the Trade Claims Distribution Amount shall be placed in the Escrow Account.  The Creditor Representative will administer such funds in accordance with this Plan and the Creditor Representative Agreement, as has and may be amended from time to time.”

23.  For the avoidance of doubt, the remainder of Paragraph 10.8 of the Plan (and, specifically, the second full paragraph below the Paragraph 10.8 heading) shall remain unchanged.
24.  Substantive Consolidation. The substantive consolidation of Debtors is appropriate, is warranted under the circumstances, and is approved.
25.  Disallowance of Claims.  Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Court, and Holders of such Claims shall not be entitled to receive any Distributions on account of such Claims.
26.  Administrative Claims Bar Date.  Any request for payment of a General Administrative Claim must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the notice of entry of the Confirmation Order and this Confirmation Order on or prior to sixty (60)  days after the Effective Date (the “Administrative Claims Bar Date”); provided that no request for payment is required to be filed and served with respect to any:

(i)	Administrative Claim that is Allowed as of the Administrative Claim Bar Date;

(ii)	Ordinary Course General Administrative Claim;

(iii)	Claim of a Governmental Unit not required to be filed pursuant to section 503(b)(1)(D) of the Bankruptcy Code;

(iv)	DIP Loan Claim, the Commitment Premium or Expense Reimbursement;

(v)
General Administrative Claim held by a current officer, director or employee of any Debtor for indemnification, contribution, or advancement of expenses pursuant to such Debtor’s certificate of incorporation, by-laws, or similar organizational document;

(vi)	Professional Claim; or

(vii)	Claim for U.S. Trustee Fees.

27.  Any Holder of a General Administrative Claim who is required to, but does not, file and serve a request for payment of such General Administrative Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Claim Bar Date shall be forever barred, estopped and enjoined from asserting such General Administrative Claim against the Debtors, the Reorganized Debtors, or their respective property, and such General Administrative Claim shall be deemed discharged as of the Effective Date.
28.  Any objection to a request for payment of a General Administrative Claim that is required to be filed and served pursuant to Article 3.1 of the Plan and this Confirmation Order must be filed and served on the Reorganized Debtors, the Creditor Representative and the requesting party creditor (a) no later than 120 days after the Administrative Claim Bar Date or (b) by such later date as may be established by order of the Bankruptcy Court upon a motion by a Reorganized Debtor, with notice only to those parties entitled to receive notice pursuant to Bankruptcy Rule 2002.

29.  Release, Exculpation, Discharge, and Injunction Provisions.  The release, exculpation, discharge, injunction, and related provisions set forth in Article 12 of the Plan are approved in all respects, are incorporated herein in their entirety, and are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Court or any other party, and are effective and binding on all Persons and Entities to the extent provided therein.  For the avoidance of doubt and consistent with the preceding sentence, subject to the occurrence of the Effective Date, the Debtors shall be and hereby are released and discharged from any and all liability relating to all conduct prior to the date of this Confirmation Order relating to the Debtors’ compliance with any and all laws, rules and regulations governed by the U.S. Department of the Treasury’s Office of Foreign Assets Control, any anti-terrorism laws and any anti-corruption laws.
30.  Preservation of Insurance.  The Debtors’ discharge, exculpation and release, and the exculpation and release in favor of Released Parties, as provided herein and the Plan shall not diminish or impair the enforceability of any insurance policy that may provide coverage for Claims against the Debtors, the Reorganized Debtors, their current and former directors and officers, or any other Person.
31.  Consummation of the Backstop Conversion Commitment Agreement and Approval of the Rights Offering.  Without in any way limiting the authority provided under the Backstop Conversion Commitment Agreement Order or the Rights Offering Procedures Order, the Debtors, the Reorganized Debtors, and GGS Holdings, as applicable, are hereby authorized, without further notice to or action, order or approval of this Court or any other Person or Entity, to (a) perform under the Backstop Conversion Commitment Agreement, (b) execute and deliver any agreements, documents, instruments and certificates relating to the Rights Offering and the Backstop Conversion Commitment Agreement that may be necessary or appropriate, including in connection with the offer, issuance or sale of New Common Units pursuant thereto and (c) consummate the transactions contemplated by the Backstop Conversion Commitment Agreement in accordance with the terms thereof.  The use of the Rights Offering Proceeds, and the Debtors’ timing with respect to the use of the Rights Offering Proceeds, was in compliance with the Rights Offering Procedures Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy laws, rules, or regulations, including without limitation the Securities Act.

32.  Calculation of Projected Cash Balance.  The certificate setting forth the calculation of the Projected Cash Balance was prepared in accordance with the principles and line items set forth in Schedule 2 to the Backstop Conversion Commitment Agreement and consistent with past practice, and was otherwise reasonable, prepared in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy laws, rules, or regulations, including without limitation the Securities Act, and all calculations under the Plan that are derived from the calculation of the Projected Cash Balance are hereby approved.
33.  Approval of the New Emergence MIP.  On the Effective Date, the Reorganized Debtors or GGS Holdings, as applicable, shall adopt the New Emergence MIP and the New Emergence MIP (including, without limitation, “incentive stock options” as described in section 422 of the U.S. Internal Revenue Code of 1986, as amended) shall become effective without further action by the Reorganized Debtors or GGS Holdings or any further approvals (other than this Court’s approval in this Confirmation Order); provided, however, that the allocation and terms of awards under the New Emergence MIP shall be determined post-Effective Date by the New Board of Managers of GGS Holdings (or a duly authorized committee thereof).5  The Debtors, the Reorganized Debtors and GGS Holdings, as applicable, are authorized to execute and deliver all agreements, documents, instruments and certificates relating to the New Emergence MIP and the Reorganized Debtors and GGS Holdings, subject to the oversight of the New Board of Managers of GGS Holdings, are authorized to implement the New Emergence MIP and perform their obligations thereunder in accordance with, and subject to, the terms of the Plan, the New Emergence MIP, and any other agreements relating to the New Emergence MIP.  The New MIP Common Units to be issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.

34.  Approval of Amended and Restated Limited Liability Company Agreement. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person (including any Holders of Claims or Equity Interests or the managers of GGS Holdings), the Amended and Restated Limited Liability Company Agreement is hereby approved and shall be valid and binding on GGS Holdings and, as described below, all Beneficial Owners and Members (each as defined in the Amended and Restated Limited Liability Company Agreement), and all New Common Units issued pursuant to the Plan shall be subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement.

____________________________
5 NTD: Final form of New Emergence MIP to be negotiated.

35.  Each Beneficial Owner of New Common Units takes such interest in New Common Units subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement and shall be deemed to be bound by the terms and conditions of the Amended and Restated Limited Liability Company Agreement. Each Person (including, without limitation, each Nominee, Investor, Management Holder (as defined in the Amended and Restated Limited Liability Company Agreement) and Significant Financial Claim Holder (as defined in the Amended and Restated Limited Liability Company Agreement) but specifically excluding each Beneficial Owner) that receives New Common Units shall be deemed to be bound by the Amended and Restated Limited Liability Company Agreement as a Member and registered holder of record of New Common Units from and after the Effective Date even if not a signatory thereto. Without limiting the foregoing, each of the Investors, the Management Holders, and the Significant Financial Claim Holders shall be required, as a condition to receiving its New Common Units, to execute and deliver a joinder or a counterpart to the Amended and Restated Limited Liability Company Agreement. To the extent that any New Common Units are not distributed to Significant Financial Claim Holders who would otherwise be entitled to receive such units within six months of the Effective Date due to a failure of such Significant Financial Claim Holder to become a signatory to the Amended and Restated Limited Liability Company Agreement, such New Common Units shall be treated as Unclaimed Property in accordance with Section 9.8 of the Plan.
36.  Exit Credit Facilities Approved. On the Effective Date, the applicable Reorganized Debtors, GGS Holdings, and MCD Subsidiary as the case may be, shall execute and deliver, as applicable, (a) the credit agreement with respect to the First Lien Credit Facility (the “First Lien Credit Agreement”), (b) the credit agreement with respect to the Second Lien Credit Facility (the “Second Lien Credit Agreement”), and (c) all related documents, including the Exit Credit Facility Documents to which the applicable Reorganized Debtors, GGS Holdings, and MCD Subsidiary are intended to be a party on the Effective Date. All such documents (including the schedules thereto) are incorporated in the Plan and this Confirmation Order by reference, and shall become effective in accordance with their terms and the Plan.

37.  The entry of this Confirmation Order shall be deemed (a) approval of the Exit Credit Facilities and all transactions contemplated thereby and thereof (including (i) the formation of MCD Subsidiary and the assignment and transfer of the Multi-Client Data from the Reorganized Debtors to MCD Subsidiary and (ii) the additional syndication of the Exit Credit Facilities (if any)), and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors and GGS Holdings in connection therewith, including the payment of all fees (including commitment fees, premiums, upfront fees, back-end fees, as applicable), expenses (including payment of legal fees and expenses of counsel to the lenders and the administrative agent), losses, damages, indemnities and other amounts provided for by the Exit Credit Facility Documents, and (b) authorization for the Reorganized Debtors, GGS Holdings, and MCD Subsidiary to enter into and perform their obligations under the Exit Credit Facility Documents. Upon their execution, the Exit Credit Facility Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, GGS Holdings, and MCD Subsidiary enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

38.  On the Effective Date, all of the liens and security interests to be granted in accordance with the Exit Credit Facility Documents, including the liens and security interests in the assets of MCD Subsidiary, (a) shall be deemed to be approved; (b) shall be legal, binding and enforceable liens on, and security interests in, the collateral granted under respective Exit Credit Facility Documents in accordance with the terms of the Exit Credit Facility Documents; (c) shall be deemed perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the Exit Credit Facility Documents, and the priorities of such liens and security interests shall be as set forth in the respective Exit Credit Facility Documents; and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors, GGS Holdings, MCD Subsidiary and the secured parties (and their designees and agents) under such Exit Credit Facility Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection of the liens and security interests granted under the Exit Credit Facility Documents shall occur automatically on the Effective Date by virtue of the entry of the Confirmation Order and funding on or after the Effective Date, and any such filings, recordings, approvals and consents shall not be necessary or required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties. To the extent that any Holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such Holder, has filed or recorded any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, Reorganized GGS, GGS Holdings or any administrative agent under the Exit Credit Facility Documents that are necessary to cancel and/or extinguish such liens and/or security interests (it being understood that such liens and security interests held by Holders of Secured Claims that are satisfied on the Effective Date pursuant to the Plan shall be automatically canceled/or extinguished automatically on the Effective Date by virtue of the entry of the Confirmation Order).  The Debtors and Reorganized GGS are hereby appointed as attorneys-in-fact under the laws of the United States of America for each Holder whose liens and/or security interests are terminated pursuant to the Plan, with full power and authority to execute on behalf of such Holder any notices or other public statements as are necessary or appropriate to evidence the termination of such party’s liens and/or security interests and any financing statement relating to any and all liens and/or security interests in the Debtors’ assets, should such Holder (or the agent for such Holder) fail to take the steps requested by the Debtors, Reorganized GGS or any administrative agent under the Exit Credit Facility Documents necessary to cancel and/or extinguish such liens and/or security interests pursuant to this paragraph.

39.  Issuance of Securities and Exemption from Registration.  On the Effective Date, GGS Holdings shall be authorized to issue the New Common Units in accordance with the terms of the Plan without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise.  The New Common Units shall be, upon execution and delivery, legal, valid, binding, and enforceable against GGS Holdings in accordance with the terms of the Amended and Restated Limited Liability Company Agreement.

40.  The offer, issuance, sale or distribution under the Plan of the (a) New Common Units to Holders of Class 4A and Class 4B Financial Claims (other than any Rights Offering Shares issued to such Holders of Class 4A Financial Claims), (b) Term B Loans Conversion Shares and Commitment Premium Shares, (c) Warrants, and (d) New Common Units issuable upon the exercise of the Warrants, shall all be exempt under section 1145(a) of the Bankruptcy Code from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities, except with respect to any person that is deemed an “underwriter” under section 1145(b) of the Bankruptcy Code.
41.  The Rights and the Rights Offering Shares, which were limited to Accredited Investors only, shall all be issued without registration in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act, or Rule 506 under the Securities Act, and will be “restricted securities.”
42.  The New Common Units or other securities underlying the New Emergence MIP and the New Long Term MIP will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law.
43.  All securities described above were (or are designated to be) offered, distributed and sold pursuant to the Plan.
44.  Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

45.  Notice of Confirmation and the Effective Date. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file and serve a notice of Confirmation and the Effective Date (the “Effective Date Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) within ten (10) business days after the occurrence of the Effective Date.  Notwithstanding the above, no Effective Date Notice or service of any kind shall be required to be mailed or made upon any Person or Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person or Entity, or are otherwise aware, of that Person or Entity's new address. The above-referenced notice is adequate under the particular circumstances of these chapter 11 cases and no other or further notice is necessary.
46.  Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors, the Creditor Representative and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any tax law, and all Distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan or this Confirmation Order to the contrary, the Reorganized Debtors, the Creditor Representative and the Distribution Agent are authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding in kind (including withholding New Common Units), liquidating a portion of the Distributions to be made under the Plan to generate sufficient funds to pay applicable withholdings taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions or establishing any other mechanisms they believe are reasonable and appropriate. For purposes of the Plan, any withheld amount (or property) shall be treated as if paid to the applicable Claimant. The Reorganized Debtors and the Creditor Representative, as applicable, may allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. Distributions in full or partial satisfaction of Allowed Claims shall be allocated first to trust fund-type taxes, then to other taxes and then to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that has accrued on such Claims.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan shall alter the treatment of tax withholding and reporting requirements contemplated by the Backstop Conversion Commitment Agreement with respect to the transaction contemplated thereby.

47.  Exemption from Transfer Taxes.  Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors, GGS Holdings or to any other Person, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors, Reorganized Debtors, or GGS Holdings; (b) the creation, modification, consolidation, assumption, termination, refinancing, and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Exit Credit Facilities; (e) the issuance, transfer or exchange under the Plan of New Common Units, the Rights, the Rights Offering Shares, Warrants, or the New MIP Common Units; (f) the Backstop Conversion Commitment Agreement (including the Internal Reorganization contemplated thereby); or (g) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sales and use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall forgo the collection of any such tax recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or government assessment.  This Court shall retain specific jurisdiction with respect to these matters.

48.        Executory Contracts and Unexpired Leases.

(a)           Approval of Plan Provisions Regarding Executory Contracts and Unexpired Leases.  The Executory Contract and Unexpired Lease provisions of Article 8 of the Plan are specifically approved in all respects, are incorporated herein in their entirety and are so ordered. The Debtors and Reorganized Debtors are authorized to assume, assume and assign, or reject Executory Contracts and Unexpired Leases in accordance with Article 8 of the Plan.
(b)           Rejection of Executory Contracts and Unexpired Leases.  Except as otherwise provided in the Plan, in this Confirmation Order or another Order of this Court, including the Order approving the compromise and settlement with SEI-GPI, LLC, all Executory Contracts and Unexpired Leases are rejected by the Plan on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code, other than (i) Executory Contracts or Unexpired Leases previously assumed or rejected pursuant to an order of the Bankruptcy Court, (ii) Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Effective Date, and (iii) the Specified Contracts that GGS elected to assume pursuant to the Plan, which may be amended at any time prior to the Effective Date.  For the avoidance of doubt, the definition of “Specified Contracts” includes those contracts assumed under the terms of the Confirmation Order.  Rejection of such Executory Contracts and Unexpired Leases is supported by the Debtors’ sound  business judgment and is approved.  This Confirmation Order constitutes an order approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.  Except as otherwise provided in this Confirmation Order, any and all objections or reservations of rights in connection with the rejection of an Executory Contract or Unexpired Lease under the Plan, if any, are overruled on their merits.

(c)           Assumption and Cure Claims.  Except as otherwise provided in the Plan or in this Confirmation Order, on the Effective Date, each Debtor shall be deemed to have assumed and assigned to the Reorganized Debtors each Specified Contract (as may be amended by agreement of the parties) to which it is a party pursuant to section 365 of the Bankruptcy Code and in accordance with the terms and conditions of the Plan.  Except as otherwise provided in this Confirmation Order, any and all objections or reservations of rights in connection with the assumption of an Executory Contract or Unexpired Lease under the Plan, if any, are overruled on their merits.  At the election of the Debtors or the Reorganized Debtors, as applicable, any monetary defaults, other than a default which is not required to be cured under sections 365(b)(2) and 365(e), under each Specified Contract assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in one of the two following ways: (i) payment of the cure amount promptly after the Effective Date, or, if there is a dispute regarding the assumption or cure of such Specified Contract, the entry of a Final Order or orders resolving such dispute; or (ii) on such other terms as agreed to by the Debtors or Reorganized Debtors and the non-Debtor counterparty to such Specified Contract.

(d)           Adequate Assurance of Future Performance.  The only adequate assurance of future performance required for each assumed Executory Contract or Unexpired Lease shall be the promise of the applicable Reorganized Debtor to perform all obligations under such Executory Contract or Unexpired Lease under this Plan. Sufficient adequate assurance of future performance has been provided for each assumed Executory Contract or Unexpired Lease.
(e)           Release Upon Assumption of Executory Contract or Unexpired Lease.  Subject only to payment of the cure amount, if any, assumption of any agreement, Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, and the deemed termination of any termination right or remedial provision arising under any such agreement, Executory Contract or Unexpired Lease at any time prior to the effective date of its assumption, or as a result of such assumption, the transactions contemplated by the Plan or any changes in control or ownership of any Debtors during the Chapter 11 Cases or as a result of implementation of the Plan.  For the avoidance of doubt, any clause or provision of any agreement between the Debtors and any other party (including any Holder of a Claim or Equity Interest under the Plan) that purports to modify the rights of such party based on the Plan, events relating to the Chapter 11 Cases, or any of the transactions contemplated by the Plan shall be ineffective.  Notwithstanding anything to the contrary herein, in the Plan or any other Order of this Court, any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Court.

(f)           Bar Date for Rejection Damage Claims.  Any Claim arising from or relating to the rejection of an Executory Contract or Unexpired Lease (“Rejection Damage Claim”) must be filed with the Debtors’ notice and claims agent, Prime Clerk, no later than thirty (30) days after the Effective Date (the “Rejection Bar Date”), unless rejected at a later date as a result of a disputed assumption, assignment or cure amount as set forth in Article 8.5 of the Plan.  Rejection Damage Claims must be filed so as to be actually received by Prime Clerk by the Rejection Bar Date and be submitted in one of the following methods: (i) by hand delivery or overnight courier or (ii) by first class mail to:  SltnTrst LLC, c/o Peter Kravitz, Creditor Representative, 5915 Edmond Street, Suite 102, Las Vegas, Nevada 89118 and Greenberg Traurig, LLP, Attn: Shari L. Heyen and David R. Eastlake, 1000 Louisiana Street, Suite 1700, Houston, Texas 77002.    Rejection Damage Claims may not be delivered by facsimile, telecopy or electronic mail transmission.  The Debtors or Reorganized Debtors, as applicable, shall provide notice of the Rejection Bar Date and may include such notice in the Notice of Effective Date or in a separate notice.  For the avoidance of doubt, any Allowed Rejection Damage Claim shall be classified as a Class 5 Trade Claim and shall be treated in accordance with Article 4.4 of the Plan. Any Rejection Damage Claims that are not timely filed shall be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtor or any of their property or the Creditor Representative or its property without the need for any objection by the Reorganized Debtors and the Creditor Representative, as the case may be, or further notice to or action, order, or approval of the Court, and any Rejection Damage Claim shall be deemed fully satisfied, released and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

49.  Plan Distributions.  On and after the Effective Date, distributions on account of Allowed Claims and the resolution and treatment of Disputed Claims shall be effectuated pursuant to Article 9 of the Plan.
50.  Preservation of Causes of Action.  In accordance with section 1123(b) of the Bankruptcy Code, except as otherwise expressly provided in the Plan or this Confirmation Order, each and every Cause of Action, right of setoff and other legal and equitable defenses of any Debtor or any Estate are preserved for the benefit of the Reorganized Debtors (and with respect to Avoidance Actions, the Creditor Representative) and, along with the exclusive right to enforce such Cause of Action (other than Avoidance Actions, which the Creditor Representative shall have the exclusive right to enforce to the extent set forth in the Plan) and rights, shall vest exclusively in Reorganized Debtors (and with respect to Avoidance Actions, the Creditor Representative) as of the Effective Date.  Unless a Cause of Action is expressly waived, relinquished, released or compromised in the Plan, this Confirmation Order or another order of the Court, the Reorganized Debtors expressly reserve such Cause of Action for later adjudication and, accordingly, no doctrine of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), laches or other preclusion doctrine shall apply to such Cause of Action as a consequence of the Confirmation, the Plan, the vesting of such Cause of Action (other than Avoidance Actions, which shall vest in the Creditor Representative on the Effective Date) in Reorganized Debtors, any order of the Bankruptcy Court or these Chapter 11 Cases.  No Person or Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as an indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue such Cause of Action against them.  The Debtors or Reorganized Debtors, as applicable, instead expressly reserve all rights to prosecute any and all Causes of Action against any Entity or Person, in accordance with the Plan.

51.  Notwithstanding anything to the contrary herein or in the Plan, on the Effective Date of the Plan, all Avoidance Actions other than those released by the Plan or this Confirmation Order shall be transferred to and vest in the Creditor Representative.  The Creditor Representative shall have exclusive standing and be free to settle, pursue or otherwise address the Avoidance Actions in its sole discretion without further notice to, or action, order, or approval of the Court; provided, however, that the Creditor Representative may use any such retained Avoidance Actions solely for the purpose of setoff or recoupment against a Claim that would otherwise be Allowed, and in no event may such Avoidance Action result in an affirmative recovery from any actual or potential defendant.  The Debtors and the Reorganized Debtors, as the case may be, expressly reserve, on behalf of the Creditor Representative, all of the Creditor Representative’s rights to prosecute any and all Avoidance Actions against any Holder of a Claim to the extent set forth in the Plan. The Reorganized Debtors are deemed representatives of the Estates for the purpose of prosecuting any Claim or Cause of Action and any objections to Claims pursuant to 11 U.S.C. § 1123(b)(3)(B), except that the Creditor Representative is deemed the representative of the Estates for the purpose of prosecuting any Avoidance Actions (for the limited defensive purposes provide in the Plan) and any objections to Trade Claims pursuant to 11 U.S.C. § 1123(b)(3)(B).

52.  Professional Claims.  All requests for compensation or reimbursement of Professional Claims shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel for the Investors, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than thirty (30) days after the Effective Date.  Holders of Professional Claims that are required to file and serve applications for final allowance of their Professional Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Professional Claims against the Debtors, Reorganized Debtors or their respective properties or assets, and such Professional Claims shall be deemed discharged as of the Effective Date. Objections to any Professional Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, counsel for the Investors, and the requesting Professional no later than twenty (20) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Professional Claim).  Other than as set forth herein or in the Plan, the procedures set forth in the Agreed Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Case Professionals [Dkt. No. 246] shall remain in effect for services provided through the Effective Date.  Notwithstanding anything to the contrary in the  Plan or this Confirmation Order, (i) each Reorganized Debtor is authorized to pay the charges that it incurs on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Court, and (ii) any Professional who may receive compensation or reimbursement of expenses pursuant to the Order Authorizing Employment and Compensation of Certain Professionals in the Ordinary Course of Business (the “Ordinary Course Professionals Order”) [Dkt No. 337] may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Court review or approval (except as otherwise provided in the Ordinary Course Professionals Order).

53.  Statutory Fees.  Notwithstanding anything to the contrary contained in the Plan, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee from any of the Debtors at the time of Confirmation. On and after the Effective Date, the Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for each Reorganized Debtor until the entry of a final decree in such Debtor’s Chapter 11 Case or until such Chapter 11 Case is converted or dismissed.
54.  Plan Implementation.
(a)           In accordance with section 1142 of the Bankruptcy Code and any provisions of the business corporation law of any applicable jurisdiction (including, without limitation, section 303 of the Delaware General Corporation Law) (collectively, the “Reorganization Effectuation Statutes”), without further action by the Court or the stockholders, members, managers or directors of any Debtor, Reorganized Debtor, or GGS Holdings, the Debtors, the Reorganized Debtors, GGS Holdings, as well as the officers of the appropriate Debtor, Reorganized Debtor, or GGS Holdings, are authorized to: (i) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and the transactions contemplated thereby or hereby, including, without limitation, the transactions identified in Article 5 of the Plan; and (ii) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the  Plan, including without limitation, those contracts, instruments, releases, agreements and documents identified in Articles 5 and 6 of the Plan (including, without limitation, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Exit Credit Facility Documents, the organizational documents of each Reorganized Debtor and GGS Holdings, and the New Emergence MIP).

(b)           Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan (including, without limitation, (i) the adoption or assumption, as appropriate, of any Executory Contracts or Unexpired Leases, (ii) selection of the managers, directors and officers, as appropriate, for the Reorganized Debtors and GGS Holdings, (iii) issuances and distributions of New Common Units and New Warrants, and (iv) entry into any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Plan, including, without limitation, those contracts, instruments, releases, agreements and documents identified in Articles 5 and 6 of the Plan, (including, without limitation, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Exit Credit Facility Documents, the organizational documents of each Reorganized Debtor and GGS Holdings, and the New Emergence MIP) shall be effective prior to, on, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of this Court, or further action by the respective managers, officers, directors, members or stockholders of the Reorganized Debtors.
(c)           To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders or directors of any of the Debtors, Reorganized Debtors, or GGS Holdings, this Confirmation Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor, Reorganized Debtor, or GGS Holdings, as applicable; provided, however, (i) the allocation and terms of awards under the New Emergence MIP shall be determined post-Effective Date by the New Board of Managers of GGS Holdings (or a duly authorized committee thereof); (ii) all terms of the New Long Term MIP, including, without limitation, proposed recipients, vesting schedule and form of awards, shall be determined by the New Board of Managers of GGS Holdings (or a duly authorized committee thereof); and (iii) the implementation of the New Emergence MIP and New Long Term MIP shall be subject to the oversight of the New Board of Managers of GGS Holdings.

(d)           Each Governmental Unit is hereby directed and authorized to accept any and all documents, mortgages, security agreements, financing statements, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan, the Exit Credit Facilities, and this Confirmation Order.
(e)           All transactions effected by the Debtors during the pendency of the Chapter 11 Cases from the Petition Date through the Confirmation Date are approved and ratified, subject to the satisfaction of any applicable terms and conditions to effectiveness of such transactions.
55.  Cancellation of Existing Agreements, Notes and Equity Interests.  On the Effective Date, except as otherwise specifically provided for in the Plan or this Confirmation Order, the obligations of the Debtors under the Indentures for the Senior Notes, and any other Certificate, Equity Interest, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Equity Interest (except such Certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated or otherwise are continuing as modified pursuant to the Plan), shall be canceled solely as to the Debtors, and the Reorganized Debtors shall not have any obligations thereunder and shall be released and discharged therefrom; provided that (x) the Senior Notes Indentures shall remain in effect and govern the rights and obligations of the Indenture Trustee and the beneficial Holders of notes issued under such Indentures, including to effectuate any charging liens permitted under the Indentures, respectively and (y) any obligations of the Debtors and GGS Holdings in the Backstop Conversion Commitment Agreement that by their terms are to be satisfied after, or are otherwise stated to survive, the closing of the Backstop Conversion Commitment Agreement shall be the obligations of the Reorganized Debtors and GGS Holdings.

56.  Binding Effect of Prior Orders.  Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.
57.  Reversal.  If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

58.  Effectiveness of All Actions.  All actions authorized to be taken under the Plan are effective on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity Holders of the Debtors, the Reorganized Debtors, or GGS Holdings and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity Holders.
59.  Modification of the Plan.  Subject to the limitations contained in the Plan, and subject to the consent of the Investors as set forth in the Plan or the Backstop Conversion Commitment Agreement, as applicable, and in consultation with the Committee, the Debtors or the Reorganized Debtors, as the case may be, may, after entry of this Confirmation Order, amend or modify the Plan at any time prior to the substantial consummation of the Plan in accordance with its terms without further order of the Court, or if requested by the Debtors, pursuant to a subsequent order of the Court.  In addition, without the need for a further order or authorization of this Court, but subject to the express provisions of this Confirmation Order and the consent of the Investors, the Debtors shall be authorized and empowered to make non-material modifications to the documents filed with the Court, including the Plan Supplement, in their reasonable business judgment as may be necessary.

60.  Dissolution of the Committee.  After the Effective Date, the Committee shall be restricted to and shall not be heard on any issue except:  (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, including entry of a Final Order with respect to final fee applications filed by the Committee’s professionals, (b) motions or litigation seeking enforcement of the provisions of the Plan and the transactions contemplated hereunder or under the Confirmation Order, (c) any pending objections to Claims filed by the Committee prior to the Effective Date, and (d) pending appeals and related proceedings; provided that with respect to pending appeals and related proceedings, the Committee shall continue to comply with sections 327, 328, 329, 330, 331 and 1103 of the Bankruptcy Code and the Professional Fee Order in seeking compensation for services rendered.  Upon the resolution of all matters set forth in (a)-(c) in the prior sentence, the Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.
61.  Governing Law.  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflicts of laws shall govern the rights, obligations, construction and implementation of the Plan and any agreements, documents, instruments or contracts executed or entered into in connection with the Plan, unless otherwise specified.
62.  Failure of Consummation.  If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Person or Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Person or Entity.

63.  Senior Management Employment Agreements. The employment agreements for Richard White, Sean Gore, James Brasher, Ross Peebles and Thomas Fleure (collectively, the “Senior Management”)  will remain in effect after the Effective Date, provided that: (a) to the extent the New Board of Managers deems it necessary, Senior Management and the New Board of Managers will negotiate new or amended employment agreements in good faith within sixty (60) days of the Effective Date that will reflect current “market” terms on severance and provide for incentive-based bonuses; (b) no change of control shall have occurred, or be deemed to have occurred, as a result of the filing of the chapter 11 cases, confirmation of the Plan, the occurrence of the Effective Date, or the consummation of the Plan; and (c) each member of Senior Management shall be deemed to have waived any rights or claims that may arise pursuant to the existing employment agreements in the event a “change of control” has occurred or may occur as a result of the filing of the chapter 11 cases, the confirmation or consummation of the Plan, or the occurrence of Effective Date.
64.  Compromise of Objections of Texas Comptroller of Public Accounts.  Notwithstanding anything in the Plan or this Confirmation Order to the contrary:  (1) the setoff rights of the Texas Comptroller of Public Accounts, if any, are preserved to the extent provided under section 553 of the Bankruptcy Code; (2) each of the Comptroller’s Allowed Priority Tax Claims, including Disputed Claims which become Allowed Claims, if any, shall be paid with interest accruing from the Effective Date in accordance with § 1129(a)(9)(C) of the Bankruptcy Code and Section 3.5 of the Plan; and (3) the Texas Comptroller of Public Accounts is deemed to have elected not to grant and will not be subject to any non-debtor third party releases and injunctions under Articles 12.6 and 12.8 of the Plan.

65.  A failure by the Debtors or Reorganized Debtors to make a payment to the Texas Comptroller of Public Accounts on account of an Allowed Priority Tax Claim pursuant to the terms of the Plan shall be an event of default (“Event of Default”).  If the Reorganized Debtors, as applicable, fail to cure an Event of Default within fifteen (15) calendar days after service of a written notice of default, or upon a fifth Event of Default, which may not be cured, then the Texas Comptroller of Public Accounts may exercise any and all rights and remedies under applicable non-bankruptcy law to enforce any unpaid Allowed Priority Tax Claims, and seek such relief as may be appropriate in this Court after notice and a hearing.   The Debtors’ rights, claims and defenses, if any, are retained and preserved.
66.  Compromise of Objection of Former STRM, LLC Members.  Upon occurrence of the Effective Date of the Plan, the Equity Purchase Agreement Among Global Geophysical Services, Inc., Global Microseismic Services, Inc., STRM, LLC and each of the Members Thereof Named Herein (the “STRM EPA”) dated as of January 25, 2011, executed by Global Geophysical Services, Inc., Global Microseismic Services, Inc., STRM, LLC, Peter Geiser, Robert Ratliff, Kurt Ranzinger, Louis Magnani, Michael Magnani, Robert Magnani, James Geiser and Fred Cannizzaro, shall be deemed assumed pursuant to 11 U.S.C. § 365. The aggregate cure amount of $18,222.00 is the only cure payment owed to Peter Geiser, Robert Ratliff, Kurt Ranzinger, Louis Magnani, Michael Magnani, Robert Magnani, James Geiser and Fred Cannizzaro (collectively the “Former STRM Members”) with respect to the EPA as of December 19, 2014 and there is no other default or amount required to be satisfied to assume the STRM EPA under 11 U.S.C. § 365.

67.  For the avoidance of doubt and notwithstanding Article 8.4 of the Plan or anything contained in this Order to the contrary, the Reorganized Debtors shall remain obligated to honor all obligations under the STRM EPA that become due after December 19, 2014 including, without limitation, to timely pay (1) the remaining unpaid balance of the Cash Purchase Price in the STRM EPA totaling $400,000.00 to the Former STRM Members by paying $200,000.00 to them in the aggregate on each of April 25, 2015 (modified by agreement) and January 25, 2016, respectively, pursuant to Article 3.2(b) of the STRM EPA; and (2) all royalty payments due for the year 2014 and subsequent years in accordance with Article 3.5 of the STRM EPA. All payments to the Former STRM Members shall be in accordance with the Former Members’ ownership percentages identified in “Exhibit A-Ownership Information” to the STRM EPA. Notwithstanding anything contained in the Plan or this Order to the contrary, the Creditor Representative nor the Reorganized Debtors shall demand or seek to recover from any Former STRM Member any amount previously paid by any Debtor to them under the STRM EPA.
68.  Compromise of Objection of GE Capital Commercial Inc.  GE Capital Commercial Inc. (“GECC”) is the current lessor under a Master Lease Agreement Number 21104 between First National Capital Corporation (“First National”) and GGS, dated April 29, 2011, assigned by First National to GECC on June 6, 2013 (the “Master Lease”) and Equipment Schedule No. 10180-02 between First National and GGS, dated December 21, 2012, assigned by First National to GECC on December 27, 2012 (the “Assumed and Extended Schedule” and together with the Master Lease, the “Lease Documents”).  In resolving GECC’s informal objections to the Plan, GECC and GGS entered into a Lease Modification Agreement, substantially in the form filed with the Plan Supplement, and as part of the compromise of GECC’s objections, the Debtors also have agreed to reimburse GECC for actual and documented fees and costs in an amount not to exceed $20,000.00 on or as soon as reasonably practicable after the Effective Date.  This is a reasonable compromise of GECC’s objections and it is approved.   GECC’s informal objections to the Plan are hereby withdrawn with prejudice and overruled.

69.  Compromise of Objection of Amegy.   Paragraph 4.4.3 of the Plan is deleted in its entirety and replaced as follows:
4.4.3    Class 3A –Secured Amegy Claim.

(e)	Classification: Class 3A consists of the Holder of the Secured Amegy Claim.

(f)
Treatment:  Except to the extent that a Holder of an Allowed Amegy Secured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Secured Amegy Claim, the Allowed Secured Amegy Claim shall be reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code, including retention of all Liens.  If the letter of credit issued under the Amegy LC Facility is drawn, either in whole or in part,   by the beneficiary thereunder before such letter of credit expires, and such draw is honored and paid by Amegy according to its terms, Amegy may apply the cash collateral deposit in its possession to the Amegy Secured Claim in accordance with the Amegy LC Facility.  The Allowed Amegy Secured Claim will include post-petition interest at the non-default rate and reasonable attorneys’ fees and costs, in each case to the extent permitted under section 506(b) of the Bankruptcy Code and the applicable provisions of the Amegy LC Facility.  In the event the cash collateral deposit in Amegy’s possession is not sufficient to pay in full the Allowed Amegy Secured Claim, all such unpaid amounts will be treated as Class 5 Trade Claims under this Plan.

(g)	Voting: The Holder of the Allowed Amegy Secured Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

This is a reasonable compromise of Amegy’s objection and it is approved.   Amegy’s objection to the Plan [Dkt. No. 894] is hereby withdrawn with prejudice, and Amegy is hereby deemed to accept the Plan by agreement.
70.  Compromise of RDSeismic.  By agreement of the parties and notwithstanding any provision of the Plan or related document to the contrary, upon occurrence of the Effective Date of the Plan the Debtors shall be deemed to have assumed that certain Asset Purchase Agreement (the “RDSeismic APA”) by and among Global Geophysical Services, Inc., Autoseis Development Company, RDSeismic LLC, RDSeismic General Partnership, Ralph B. Muse, and each of the partners of RDSeimic General Partnership.  The parties have agreed to a negotiated Cure Amount of $300,000, payable ninety (90) days following the Effective Date.  This is a reasonable compromise of the cure amount associated with the RDSeismic agreements.
71.  Compromise of Vercet.  Notwithstanding any provision of the Plan, Confirmation Order or related document to the contrary, (i) the Effective Date shall not cause an automatic assumption or rejection of the Agreement for Design and Feasibility Analysis of Removable Marine Seismic Recorder and its related amendments or any other agreement (the “Vercet Agreements”) involving the Debtors and Vercet LLC (“Vercet”), (ii) the time for the Debtors or Reorganized Debtors to assume, reject or come to a consensual agreement with Vercet concerning the Vercet Agreements shall be extended, without prejudice, as set forth below until 60 days after the Effective Date or such longer period as Vercet and the Debtors or Reorganized Debtors may agree in writing, and (iii) any claims, disputes or cause of action relating to the Vercet Agreements, and all rights of Vercet, the Debtors, the Reorganized Debtors, and the Creditor Representative/Committee, including those relating to the cure amount or rejection damages, if any, associated with the assumption or rejection of the Vercet Agreements, the presentation of facts and legal argument before any tribunal, jurisdiction, forum, procedure, defenses, and recoupment/setoff, shall be fully preserved.  In the event that the Debtors and Vercet are unable to come to a consensual agreement concerning the Vercet Agreements, the Debtors shall file a motion with the Bankruptcy Court to assume or reject the Vercet Agreements no later than 60 days after the Effective Date.  For the avoidance of doubt, the 60-day deadline shall apply only to the date by which the Debtors must file a motion to assume or reject the Vercet Agreements and not to the date by which the Bankruptcy Court must issue a ruling on the Debtors’ motion.

72.  Compromise with Richard A. Degner and Geophysical Technology, Inc.  The Debtors have resolved: (a) all objections to confirmation of the Plan asserted by Richard A. Degner (“Degner”) and/or Geophysical Technology, Inc. (“GTI”), and (b) all Proofs of Claim filed by Degner and/or GTI in these bankruptcy cases, through entry into an Assignment and Non-Disparagement Agreement and the inclusion of this section in this Order.  The Assignment and Non-Disparagement Agreement is hereby approved, and the Debtors are authorized to take all actions necessary to effectuate the Assignment and Non-Disparagement Agreement in accordance with its terms.  All of Degner’s and/or GTI’s objections to confirmation of the Plan, including the Objection of Richard A. Degner to the Confirmation of the Debtors’ Second Amended Plan of Reorganization as Reformed [Docket No. 898], are hereby withdrawn with prejudice and overruled.  All of Degner’s and/or GTI’s proofs of claim (including proofs of claim nos. 275, 276, 277, 278, 279, and 293) filed in these bankruptcy cases are hereby withdrawn with prejudice and expunged.

73.  Solely for purposes of Section 6.3 of the Plan only, Degner shall be treated under the Plan as if he served or was employed by a Debtor on or after the Petition Date; provided, however, that the Reorganized Debtors and GGS Holdings shall have no indemnification obligations to Degner or GTI with respect to those claims or causes of action that are not released pursuant to the following paragraph and which are brought by the Reorganized Debtors and/or GGS Holdings against Degner or GTI.
74.  For the avoidance of doubt, the Settlement Agreement and Mutual Release, by and between Richard A. Degner and Global Geophysical Services, Inc., dated as of January 25, 2013 (the “January 2013 Agreement”), is non-executory and therefore is not subject to assumption or rejection under the Bankruptcy Code or the Plan.  The releases granted to Degner (and all of Degner’s obligations) under the January 2013 Agreement shall survive confirmation of the Plan, remain unaffected thereby, and shall not be discharged.  Other than as explicitly provided in the January 2013 Agreement, no additional releases are provided to Degner or GTI and all claims or causes of action, if any, not otherwise released under the January 2013 Agreement, that Debtors may have against Degner or GTI are preserved.  The ServiceMark License Agreement, dated January 10, 2006, by and between Degner and GGS, is terminated pursuant to the Assignment Agreement.  Degner and GTI dispute that there is any appropriate basis for the Debtor, its affiliates and/or Officers and Directors to assert any claim or cause(s) of action against them.  They further assert that they have acted appropriately from and after Degner’s separation from the Debtor and/or its affiliates.

75.  Compromise with Marathon Oil Company.  Notwithstanding any provision of the Plan, Confirmation Order or related document to the contrary, (i) the Effective Date shall not cause an automatic assumption or rejection of the Master Onshore Seismic Data Acquisition and Processing and its related agreements or any other agreement (the “Marathon Agreements”) involving the Debtors and Marathon Oil Company and its affiliates (“Marathon”), (ii) the time for the Debtors or Reorganized Debtors to assume, reject or come to a consensual agreement with Marathon concerning the Marathon Agreements shall be extended, without prejudice, until sixty (60) days after the Effective Date or such longer period as Marathon and the Debtors or Reorganized Debtors may agree in writing, (iii) the deadline for filing a responsive pleading and any hearing on the Objection of Marathon Oil KDV B.V. and Marathon Oil Company to Proposed Cure Amount and to Plan Materials Impacting Its Rights, and Motion to Compel Arbitration [Docket No. 877] shall be adjourned until no earlier than sixty (60) days after the Effective Date or such longer period as Marathon and the Debtors or Reorganized Debtors may agree in writing, and (iv) any claims, disputes or cause of action relating to the Marathon Agreements, and all rights of Marathon, the Debtors, the Reorganized Debtors, and the Creditor Representative/Committee, including those relating to the cure amount, if any, associated with the assumption of the Marathon Agreement, the presentation of facts and legal argument before any tribunal, jurisdiction, forum, procedure, defenses, and recoupment/setoff, shall be fully preserved.
76.  Compromise with Federal Communications Commission.  No provision in the Plan or this Order relieves GGS or Reorganized GGS from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the Federal Communications Commission (“FCC”).  The FCC’s rights and powers to take any action pursuant to its regulatory authority over GGS or Reorganized GGS, as the case may be, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority, to the extent permitted by law.

77.  National Union Fire Insurance Company.  Exhibit J to the Plan Supplement provided notice that the following insurance policies in which National Union First Insurance Company or its affiliate (“National Union”) is a party would be assumed by the Debtors, with a cure amount of $0:  Insurance Policy 01-947-72-05, Insurance Policy 01-957-06-93 and Insurance Policy 04-766-58-67 (including all endorsements, exhibits and attachments, collectively, the “Subject Policies”).   National Union has submitted an informal objection, asserting that the total cure amount is instead $207,500.35, and provided supporting documentation for its number.  The Debtors and National Union have agreed that the cure amount for assuming the Subject Policies is $207,500.35 and that such amount will be paid by the Reorganized Debtors to National Union (or its appropriate designee in writing) in three monthly installments of $$69,166.78, with (a) the first installment payment being due sixty (60) days after the Effective Date, (b)  the second installment being due ninety (90) days after the Effective Date and (c) the final installment payment being due 120 days after the Effective Date.  If any of the foregoing payment dates is not a Business Day, the payment date will be the next Business Day thereafter.   National Union’s informal objection to the assumption of the Subject Policies and confirmation of the Plan is withdrawn with prejudice by agreement and National Union consents to the assumption of the Subject Policies under the Plan.  Both parties reserve all rights under the Subject Policies.

78.  Compromise with Landmark.  Notwithstanding any provision of the Plan, Confirmation Order or related document to the contrary, (i) the Effective Date shall not  cause an automatic assumption or rejection of the Framework Agreement by and among Halliburton Energy Services, Inc., Landmark Graphics Corporation, and Global Geophysical Services. Inc. dated as of March 31, 2012, or any other contract or agreement (collectively the “Framework Agreement”) involving the Debtors and Halliburton Energy Services, Inc. (“HESI”), Landmark Graphics Corporation (“Landmark”), some combination thereof or any of their subsidiaries (collectively, with HESI and Landmark, “Halliburton”), (ii) the time for the Debtors or Reorganized Debtors to assume, reject or come to a consensual agreement with HESI and Landmark concerning the Framework Agreement shall be extended, without prejudice, for 45 days after the Effective Date of the Debtor’s Plan (but, in any event, not more than 60 days after the entry of this Confirmation Order), and may be extended longer as HESI, Landmark and the Debtors or Reorganized Debtors may subsequently agree in writing, (iii) any claims, disputes or cause of action relating to the Framework Agreement, all claims and rights of HESI, Landmark and either the Debtors or the Reorganized Debtors, as the case may be, and the Official Committee of Unsecured Creditors, including those relating to the cure amount, if any, associated with the assumption of the Framework Agreement, the presentation of facts and legal argument before any tribunal, jurisdiction, forum, claims (including those permitted under Sections 503 and 507 of the Bankruptcy Code), procedure, defenses, and recoupment/setoff, shall be fully preserved.

79.  Compromise with Louisiana Department of Revenue. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the following terms and definitions6 shall apply only to the Louisiana Department of Revenue (“LDR”):
80.  The Reorganized Debtors shall provide LDR with written notice of the Effective Date upon its occurrence and, upon written request by LDR after the Effective Date, shall identify by name(s) and address(es) for the Distribution Agent for (a) Claims other than Trade Claims and (b) for Trade Claims, if different. A failure by (1) the Distribution Agent to make any Distribution due to LDR under the Plan; (2) the failure of any of the Debtors or the Reorganized Debtors to (a) file any return or report required to be filed with LDR by the due date or any statutorily-permitted extended due date, or (b) the failure of any one of the Debtors or Reorganized Debtors to make any payment due for any post-Effective Date tax period before all semi-annual Distributions to LDR required under the Plan have been made by the Distribution Agent and received by LDR, shall each be a separate Event of Default by the Debtors and/or Reorganized Debtors as to LDR.  LDR shall mail written notice of any Event of Default and/or demand for the defaulted payment (“Notice of Default”) to the respective Distribution Agent when applicable to Priority Tax Claim Distributions; and regardless of whether the Notice of Default is applicable to either the Priority Tax Claim or any post-Effective Date tax period LDR may mail Notice of Default to the respective defaulting Debtor or Reorganized Debtor at the address on the most recent Louisiana tax return filed by the defaulting Debtor or Reorganized Debtor, if any, but shall mail Notice of Default to the Debtors or Reorganized Debtors and their counsel at the addresses listed for each in the Section entitled “Notices” at Section 15.16(a) of the Plan.  Failure of the LDR to declare an Event of Default and send Notice of Default upon occurrence does not constitute a waiver by LDR of its rights to declare that the Distribution Agent, the Debtors and/or the Reorganized Debtors are in default.

____________________________
6 Each capitalized term used in paragraphs 79-82 of this order shall apply only to the Louisiana Department of Revenue and shall have (a) the meaning set forth in Article 2.2. of the Plan or (b) if such term is not defined in Article 2.2, but such term is defined in the Bankruptcy Code, the meaning shall be the meaning ascribed to such term in the Bankruptcy Code.

81.  The Distribution Agent, the Debtors or the Reorganized Debtors may cure an Event of Default within thirty (30) days from the date of receipt of the Notice of Default (“Notice Date”) at the addresses listed in the Section entitled “Notices” at Section 15.16(a) of the Plan.  If the default is not cured within thirty (30) days of the Notice Date, LDR may (a) enforce the entire amount of its unpaid Allowed Priority Tax Claim against any Person who might be legally responsible (regardless of whether or not they are included in the definition of the Released Parties), the Debtors and/or the Reorganized Debtors; (b) exercise any and all rights and remedies LDR may have against any or all of the aforesaid under applicable Louisiana law, other applicable non-bankruptcy law, and/or bankruptcy law; and/or (c) seek such other relief as may be available from any court, state or federal, of competent jurisdiction.

82.  LDR’s unpaid Allowed Priority Tax Claims shall remain non-dischargeable pursuant to 11 U.S.C. §1141(d)(2) with respect to the Debtors and Reorganized Debtors until the final distribution to LDR required under the Plan is received by LDR.  No person who might be held legally responsible for any Debtors’ taxes owed to LDR(regardless of whether or not they are included in the definition of the Released Parties) is released from any liability they may have to LDR in relation to the Allowed Priority Tax Claims post-Confirmation; they shall remain liable for any unpaid amounts to the same extent to which Louisiana law may impose personal liability upon them until the last Distribution to LDR required under the Plan is received by LDR.  LDR shall have the right to enforce collection of its unpaid Allowed Priority Tax Claims and post-Effective Date taxes when an Event of Default is not cured; provided that, so long as the Reorganized Debtors are performing under the Plan as to LDR and no Event of Default as to LDR remains uncured 30 days after an applicable Notice Date, LDR shall not engage in any collection activities against any potentially responsible Person.    The prescriptive period under Louisiana law (i.e., statute of limitations) for collection from any Person who might be legally responsible (regardless of whether or not they are included in the definition of the Released Parties) shall be suspended to the same extent the filing of a case under title 11 would suspend prescription for collection actions as to the respective Debtors and/or Reorganized Debtors.

83.  Resolution of Limited Objection of Billy Rinn and Daniel J. Mancuso to the Second Amended Joint Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates [Docket No. 896]. Notwithstanding anything in the Bankruptcy Code, the Plan or the Confirmation Order to the contrary, including the releases, discharge, and injunctions set forth in Article 12 of the Plan, nothing in the Plan or the Confirmation Order shall preclude or otherwise impair Representative Plaintiffs7, on behalf of themselves and the Securities Plaintiffs (provided a class is certified)8, from pursuing their Claims against GGS as nominal defendant in the consolidated securities putative class action entitled Miller v. Global Geophysical Services, Inc., Civil Action No. H-14-0708 the (“Securities Lawsuit”); provided that (a) any recovery or settlement in such action or on account of such Claims is limited solely to amounts recoverable under Primary Management Liability Insurance Policy issued by National Union Fire Insurance Company of Pittsburgh, Pa., Policy No. 01-947-72-05 (“Primary Policy”), the Excess Directors and Officers Liability Policy issued by AXIS Insurance Company, Policy No. MHN752156/01/2013 (“AXIS Policy”), and the Excess Directors and Officers Liability Policy issued by Travelers Casualty and Surety Company of America, Policy No. 105774060 (“Travelers Policy”) (collectively, the “Policies” issued by the “Insurers”), if any, and Representative Plaintiffs, on behalf of themselves and the Securities Plaintiffs, shall be deemed to have waived any portion of any judgment that would otherwise have to be satisfied by an unexhausted self-insured retention or deductible payable by the Debtors or otherwise not covered by the Policies; (b) the Representative Plaintiffs and the Securities Plaintiffs shall not seek, and shall not be entitled to, any recovery from the Debtors, the Debtors’ Estates, the Reorganized Debtors, GGS Holdings and/or the assets of any of the foregoing other than the Policies; (c) neither the Representative Plaintiffs nor the Securities Plaintiffs shall assert or prosecute any derivative claims on behalf of the Debtors or Reorganized Debtors; and (d) all proofs of claim filed by Representative Plaintiffs, Securities Plaintiffs or their counsel, including, without limitation, Proof of Claim No. 360, filed in the name of “Billy Rinn, Individually and on Behalf of Others Similarly Situated,” are hereby deemed withdrawn with prejudice, except as provided for in the first sentence of this paragraph.  For the avoidance of doubt, nothing in the Plan or Confirmation Order shall be deemed to release, enjoin, bar, or otherwise impair the Representative Plaintiffs’ or Securities Plaintiffs’ Claims against any person or Entity other than the Debtors, the Debtors’ Estates, the Reorganized Debtors, GGS Holdings and/or the assets of any of the foregoing Entities. The Representative Plaintiffs will dismiss the underwriters from the Securities Lawsuit with prejudice.   All of GGS’ rights, claims and defenses in the Securities Lawsuit are preserved.  The inclusion of this paragraph in this Confirmation Order is not a determination of any issues or controversies in the Securities Lawsuit.

___________________________
7 “Representative Plaintiffs” shall mean Billy Rinn, Bret Gould, David Norris,Walter Rink, Bryan Stanley, and Daniel J. Mancuso, or any other person the Court shall designate, in their capacity as lead plaintiff and/or representative plaintiffs in the consolidated securities class action styled Miller v. Global Geophysical Services, Inc., Civil Action No. H-14-0708 filed in the United States District Court for the Southern District of Texas on behalf of the Securities Plaintiffs.

8 “Securities Plaintiffs” shall mean all persons who (a) purchased or otherwise acquired the common stock of the Debtor between February 22, 2012, and March 26, 2014, and/or (b) purchased or otherwise acquired GGS Series A preferred stock and who are represented by the Representative Plaintiffs in the consolidated securities class action currently styled Miller v. Global Geophysical Services, Inc., Civil Action No. H-14-0708.

84.  Assumption of ACE Programs. Notwithstanding anything to the contrary in the Disclosure Statement, Plan, the Confirmation Order or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release): (a) as of the Effective Date, the ACE Insurance and Bond Programs (as individually defined below and collectively, the “ACE Programs”) are assumed in their entirety; (b) the ACE Programs  (including, but not limited to, any collateral or security provided to ACE, Westchester Fire, or any of their affiliates pursuant to the ACE Programs) and the debts, obligations, and liabilities of Debtors and the Reorganized Debtors  thereunder shall survive and shall not be amended, modified, waived or impaired in any respect by the Plan, the Confirmation Order or otherwise without the prior written agreement of ACE or Westchester Fire; (c) as of the Effective Date, the Debtors and/or the Reorganized Debtors shall be liable for all of the Debtors’ obligations and liabilities, whether now existing or hereafter arising, under the ACE Programs including, without limitation, any and all retentions and deductibles and any duty to continue to provide collateral and security as may be required by the ACE Programs; (d) nothing in the Plan or the Confirmation Order shall be construed as, or is, a determination as to coverage under the ACE Programs; and (e) nothing in the Disclosure Statement, Plan or the Confirmation Order in any way: (i) alters, modifies or amends the terms of the ACE Programs including, but not limited to, the provisions prohibiting the assignment of the policy and agreements, (ii) precludes or limits the rights of ACE or Westchester Fire to contest and/or litigate with any party, including, without limitation, the Debtors or the Reorganized Debtors, regarding the existence, primacy and/or scope of available coverage under any alleged applicable policy; (iii) alters ACE or Westchester Fire's rights and obligations under the ACE Programs or modifies the coverage provided thereunder; (iv) alters the rights and obligations of the Debtors or the Reorganized Debtors under the ACE Programs, including, without limitation, any duty of the Debtors’ or Reorganized Debtors to defend, at their own expense, against claims asserted under the ACE Programs; (v) discharges, releases or relieves the Debtors or the Reorganized Debtors from any debt, obligation or other liability under the ACE Programs; or (vi) limits, diminishes, or otherwise alters or impairs the Debtors’, the Reorganized Debtors’ and/or ACE’s or Westchester Fire’s defenses, claims, causes of action, or other rights under applicable non-bankruptcy law with respect to the ACE Programs.

85.  For purposes of this and the immediately prior provision: “ACE” means, collectively, ACE American Insurance Company, Indemnity Insurance Company of North America and each of their respective affiliates; “ACE Policies” means that certain foreign, casualty insurance policy (No. CXCD38467256, renewed at CXC D38467591, as renewed, amended, modified, endorsed or supplemented from time to time, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates; “Insurance Agreements” means  those certain written agreements entered into between and/or among ACE and the Debtors and/or the Debtors’ non-debtor affiliates related to the ACE Policies, (together, with the ACE Policies, the “ACE Insurance Program”); “Westchester Fire” means Westchester Fire Insurance Company and its affiliated entities; “Bonds” means, those certain bonds issued on behalf of one or more of the Debtors for license and permit and other miscellaneous bonds in the aggregate face amount of $690,000.00; “Agreement of Indemnity” means that certain Agreement of Indemnity dated June 20, 2013, executed on behalf of one or more of the Debtors and Westchester Fire related to the Bonds (the Agreement of Indemnity, together with all other written agreements executed in connection with the Bonds, referred to herein as the “ACE Bond Program”).

86.  Secured Kubota Claim.  Paragraph 4.4.5 of the Plan is deleted in its entirety and replaced as follows:
4.4.5      Class 3C –Secured Kubota Claim.

(a)	Classification: Class 3C consists of the Holder of the Secured Kubota Claim.

(b)
Treatment:  Except to the extent that the Holder of the Allowed Secured Kubota Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Secured Kubota Claim, the Allowed Secured Kubota Claim shall be reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code, including retention of all Liens.

(c)	Voting: The Holder of the Allowed Secured Kubota Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

87.  SEI-GPI Agreement.  Notwithstanding anything anywhere to the contrary, the rights and benefit of all parties under the SEI-GPI Agreement are fully preserved.  Without limitation, none of the rights or benefits granted to SEI-GPI JV, LLC and the Licensee Related Parties (as defined in the SEI-GPI Agreement) in the Order Granting Debtors’ Motion for An Order Under 11 U.S.C. §365 and Federal Rule of Bankruptcy Procedure 9019(a) Authorizing Entry Into and Assumption of an Amended and Restated Licensing Agreement with SEI-GPI JV, LLC (Docket No. 917) and in connection with the SEI-GPI Agreement may be eliminated, altered, delayed or limited in any way without the prior written consent of SEI-GPI JV, LLC, except to the extent, if any, otherwise specifically provided in the SEI-GPI Agreement.
88.  Miscellaneous Provisions.
(a)           Except as otherwise provided in the Plan and this Confirmation Order, all service of pleadings in the Chapter 11 Cases filed after the Effective Date shall be limited to counsel to the Debtors, counsel to the Investors, counsel to the Committee, if the Committee has not dissolved by such date, the U.S. Trustee and any party known to be directly affected by the relief sought.
(b)           On or before the Effective Date, the Debtors may, but shall not be required to, file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, subject to the consent rights of the Investors under the Backstop Conversion Commitment Agreement, as applicable.  The Debtors, Reorganized Debtors, or GGS Holdings, as applicable, and all Holders of Claims or Equity Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

(c)           Without intending to modify any prior order of this Court (or any agreement, instrument or document addressed by any prior order), in the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document).  In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Confirmation Order, on the other, the provisions of this Confirmation Order shall govern, with the exception of the Exit Credit Facility Documents.
(d)           The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.
(e)           Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms and (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Investors.
89.  Retention of Jurisdiction.  Upon the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including but  not limited to the matters set forth in Articles 12 and 14 of the Plan and section 1142 of the Bankruptcy Code; provided that, except as otherwise consented to by the administrative agent and lenders under the Exit Credit Facilities (with such consent not to be unreasonably withheld or delayed), any dispute arising after the Effective Date under, or directly with respect to, the Exit Credit Facility Documents and any intercreditor agreement shall be adjudicated in accordance with the terms of such agreements.  In addition to the protections afforded in Section 12.7 of the Plan to the Exculpated Parties and Solicitation Parties, and not in any way reducing or limiting the application of such protections, the Court retains exclusive jurisdiction over any and all Causes of Action asserted against any Solicitation Party for any Bankruptcy-Related Action that are not otherwise exculpated or enjoined by the Plan.

90.  Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.
91.  Effect of Conflict.  This Confirmation Order supersedes any Bankruptcy Court order issued prior to the date hereof that may be inconsistent with this Confirmation Order, except as set forth in this paragraph.  If there is any inconsistency between the terms of this Confirmation Order and the Plan (including any amendments thereto), the terms of this Confirmation Order shall govern and control.  If there is any inconsistency between the terms of the Plan (including any amendments thereto), the terms of the Plan Supplement and the terms of this Confirmation Order, the terms of the Confirmation Order shall govern and control.
92.  Applicable Non-Bankruptcy Law.  Pursuant to sections 1123(a) and 1124(a) of the Bankruptcy Code, the provisions of the Confirmation Order, the Plan and related documents, or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.
93.  Order Effective Immediately.  Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, the stay provided for under Bankruptcy Rule 3020(e) shall be waived and this Confirmation Order shall be effective and enforceable immediately upon entry. The Debtors are authorized to consummate the Plan and the transactions contemplated thereby immediately after entry of this Confirmation Order and upon, or concurrently with, satisfaction of the conditions set forth in the Plan.

94.  Final Order.  This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof. All interim orders entered by the Court in these chapter 11 cases that are in effect are deemed final by operation of this Confirmation Order.

Dated:	February 6, 2015
Corpus Christi, Texas

/s/ Richard S. Schmidt
THE HONORABLE RICHARD S. SCHMIDT
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

[See Exhibit 2.2]